UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Definitive Additional Materials

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))	☐	Soliciting Material under Rule 14a-12

☒	Definitive Proxy Statement

CURIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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CURIS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 30, 2013

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Curis, Inc. will be held on May 30, 2013 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 for the purpose of considering and voting upon the following matters:

1.	To elect three Class II directors, each for a term of three years;

2.	To approve our Amended and Restated 2010 Stock Incentive Plan;

3.	To approve an Amendment to our Restated Certificate of Incorporation; and

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2013.

The stockholders will also act on any other business that may properly come before the meeting or any adjournment thereof.

The board of directors has fixed the close of business on April 1, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Your vote is very important to us. Whether or not you plan to attend the annual meeting in person, your shares should be represented and voted.

In accordance with rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials to many of our stockholders on the Internet, rather than mailing paper copies of the materials to each stockholder. If you received only a Notice of Internet Availability of Proxy Materials, or Notice, by mail or e-mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will provide you with instructions on how to access and view the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail or e-mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

The Notice of Internet Availability of Proxy Materials is being mailed to our stockholders on or about April 17, 2013 and sent by e-mail to our stockholders who have opted for such means of delivery on or about April 17, 2013.

Please promptly submit your proxy over the Internet, by phone or by mail. You may revoke your proxy at any time before the 2013 Annual Meeting by following the procedures described in the proxy statement.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Michael P. Gray

Michael P. Gray Chief Financial Officer, Secretary

Lexington, Massachusetts

April 17, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, OR TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CURIS, INC.

4 Maguire Road

Lexington, Massachusetts 02421

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 30, 2013

This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the annual meeting of stockholders to be held on May 30, 2013 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof. Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and any of its subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on May 30, 2013:

The proxy statement is available at www.proxyvote.com.

We will, upon written or oral request of any stockholder, furnish copies of our 2012 annual report to stockholders, except for exhibits, without charge. Please address all such requests to us at 4 Maguire Road, Lexington, Massachusetts 02421, Attention: Secretary or telephone: (617) 503-6500.

In accordance with Securities and Exchange Commission, or SEC, rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing the proxy materials, including this proxy statement, our 2012 annual report and the proxy card for the 2013 annual meeting, to many of our stockholders of record as of the record date via the Internet. We will send the Notice of Internet Availability of Proxy Materials to these stockholders on or about April 17, 2013. The Notice of Internet Availability of Proxy Materials contains instructions for accessing and reviewing our proxy materials as well as instructions for voting your proxy via the Internet. If you prefer to receive printed copies of the proxy materials, you can request printed copies of the proxy materials by Internet, telephone or e-mail. If you choose to receive the print materials by mail, you can either (i) complete, date, sign and return the proxy card, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote via telephone (toll free) in the United States or Canada in accordance with the instructions on the proxy card. Voting by Internet or telephone must be completed by 11:59 P.M. Eastern Time on May 29, 2013. If you choose not to receive printed copies of the proxy materials, you can vote via the Internet in accordance with the instructions contained in the Notice of Internet Availability of Proxy Materials.

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voter instruction card for the annual meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class II directors for a term of three years expiring at the 2016 annual meeting of stockholders;

2.	The approval of our amended and restated 2010 stock incentive plan;

3.	The approval of an amendment to our restated certificate of incorporation;

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5.	The transaction of other business, if any, that may properly come before the annual meeting or any adjournment of the meeting.

Who can vote?

To be able to vote on the above matters, you must have been a stockholder of record at the close of business on April 1, 2013, the record date for the annual meeting. The number of shares entitled to vote at the meeting is 80,154,098 shares of our common stock, which is the number of shares that were issued and outstanding on the record date.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How can I vote?

Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you can vote in any one of the following ways:

1.	You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world at www.proxyvote.com, by following the instructions on that site or on the “Vote by Internet” instructions on the enclosed proxy card.

2.	You may vote by telephone. You may vote your shares by calling 1-800-690-6903 and following the instructions provided, or by following the “Vote by Phone” instructions on the enclosed proxy card.

3.

You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the four proposals.

4.	You may vote in person. If you attend the annual meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm (Proposal 4) is considered to be a discretionary item on which banks and brokerage firms may vote. The election of directors (Proposal 1), the amended and restated 2010 stock incentive plan (Proposal 2) and the amendment to our restated certificate of incorporation (Proposal 3) are considered to be non-discretionary items on which banks and brokerage firms may not vote, and therefore if you do not instruct your broker or representative regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to Proposals 1, 2 and 3. These shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to come to the meeting to personally vote your shares held in “street name,” you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank).

Can I change my vote after I have mailed my proxy card?

Yes. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	signing and returning another proxy card with a later date;

•	giving our corporate secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, that is, at least 40,077,050 shares.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Proposal 1 – Election of Directors. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors.

Proposal 2 – Approval of Amended and Restated 2010 Stock Incentive Plan. The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the meeting is required to amend and restate our 2010 stock incentive plan.

Proposal 3 – Approval of Amendment to Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the meeting is required for the approval of the amendment to our restated certificate of incorporation.

Proposal 4 – Ratification of Auditors. The affirmative vote of the holders of a majority of the votes cast will be required for the approval of the ratification of the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2013.

How will votes be counted?

Each share of common stock will be counted as one vote, whether executed by you directly or on a ballot voted in person at the meeting.

Shares that abstain from voting and broker non-votes will not be counted as votes in favor of, or with respect to, any of the proposals and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of any of the proposals.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count, tabulate and certify the votes.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

FOR the election of three Class II directors for a term of three years expiring at the 2016 annual meeting of stockholders;

FOR the approval of our amended and restated 2010 stock incentive plan;

FOR the approval of the amendment to our restated certificate of incorporation; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Will any other business be conducted at the annual meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal. Our bylaws establish the process for a stockholder to bring a matter before a meeting. See “Stockholder Proposals for 2014 Annual Meeting” on page 59 of this proxy statement.

Where can I find the voting results?

We will report the voting results from the annual meeting in a Form 8-K filed with the SEC within four business days following the annual meeting.

Who bears the costs of soliciting proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of Curis’ Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “Investors” section of our website at www.curis.com. Alternatively, if you would like us to send you a copy, without charge, please contact:

Curis, Inc.

4 Maguire Road

Lexington, MA 02421

Attention: Secretary

(617) 503-6500

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact our secretary at the address or telephone number listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 31, 2013, with respect to the beneficial ownership of shares of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of common stock,

•	each director named in this proxy statement,

•

each of our principal executive officer, our principal financial officer, and the two other most highly compensated executive officers who were serving as executive officers on December 31, 2012, whom we refer to collectively as our “named executive officers,” and

•	all directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. For each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares underlying stock options or warrants that may be exercised within 60 days after January 31, 2013. Such options and warrants are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, we believe that each stockholder in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares does not constitute an admission of beneficial ownership of those shares by the named stockholder. For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person due to that person’s voting or investment power or other relationship.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Curis, Inc., 4 Maguire Road, Lexington, Massachusetts 02421.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	+	Shares Acquirable Within 60 Days	=	Total Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (2)
5% Stockholders:
First Eagle Investment Management, LLC (3)	16,676,456		245,073		16,921,529	21.1%
BlackRock, Inc. (4)	5,327,891		—		5,327,891	6.7%
The Vanguard Group, Inc. (5)	4,604,229		—		4,604,229	5.8%

Directors and Named Executive Officers:
James R. McNab, Jr. (6)	1,379,688		224,166		1,603,854	2.0%
Susan B. Bayh	20,000		313,211		333,211	*
Martyn D. Greenacre	35,138		324,166		359,304	*
Kenneth I. Kaitin, Ph.D.	26,800		219,166		245,966	*
Robert E. Martell, M.D., Ph.D.	—		63,541		63,541	*
Kenneth J. Pienta, M.D. (7)	—		42,188		42,188	*
Marc Rubin, M.D.	26,596		96,353		122,949	*
James R. Tobin	124,251		201,666		325,917	*
Daniel R. Passeri	150,750		2,841,999		2,992,749	3.6%
Michael P. Gray	86,613		1,438,745		1,525,358	1.9%
Maurizio Voi, M.D.	—		134,374		134,374	*
Mark W. Noel	27,540		682,999		710,539	*

All current directors and executive officers as a group (12 persons)	1,877,376		6,582,574		8,459,950	9.8%

*	Less than 1% of the outstanding common stock.

(1)	None of our directors or named executive officers has pledged any of their shares as security.
(2)	The percent of ownership for each stockholder on January 31, 2013 is calculated by dividing (1) the stockholder’s Total Beneficial Ownership (i.e., the total number of shares beneficially owned plus the shares acquirable within 60 days) by (2) the sum of 80,080,281 shares of our common stock that were outstanding on January 31, 2013 plus shares of common stock subject to options, or warrants held by such person that will be exercisable within 60 days of January 31, 2013.
(3)	First Eagle Investment Management, LLC (“FEIM”) (formerly known as Arnhold and S. Bleichroeder Advisers, LLC), may be deemed to be the beneficial owner of all such shares (assuming exercise of warrants to acquire 245,073 shares), as a result of acting as investment adviser to various clients. 21 April Fund, Ltd., a Cayman Islands company for which FEIM acts as investment adviser, may be deemed to beneficially own 7,445,991 of the 16,921,529 shares (assuming exercise of warrants to acquire 68,250 shares). This information is based on a Schedule 13G/A filed on February 11, 2013 by FEIM. The principal business address of FEIM is 1345 Avenue of the Americas, New York, New York 10105.
(4)

This information is based on a Schedule 13G/A filed on February 6, 2013 by BlackRock, Inc., the parent holding company of BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Advisors LLC, BlackRock Investment Management LLC, BlackRock Asset Management Canada Limited, and BlackRock Japan Co. Ltd. The principal business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(5)	The Vanguard Group, Inc. may be deemed to be the beneficial owner of all such shares as a result of acting as investment adviser to Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., may be deemed to beneficially own 127,972 of the 4,604,229 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of the Vanguard Group, Inc., may be deemed to beneficially own 1,500 of the 4,604,229 shares. This information is based on a Schedule 13G filed on February 12, 2013 by The Vanguard Group, Inc. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)	Includes 1,079,688 shares held directly by Mr. McNab, 100,000 shares held by the McNab Family LLC, and 200,000 shares held by the JR & MW McNab Operating LP.
(7)	Dr. Pienta was elected to our board of directors on March 7, 2013.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Directors

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our board of directors currently consists of three Class I directors, James R. McNab, Jr., Kenneth J. Pienta and James R. Tobin, three Class II directors, Robert E. Martell, Daniel R. Passeri and Marc Rubin, and three Class III directors, Susan B. Bayh, Martyn D. Greenacre and Kenneth I. Kaitin. The Class I, Class II, and Class III directors will serve until the annual meetings of stockholders to be held in 2015, 2013 and 2014 respectively, and until their respective successors are elected and qualified. At the annual meeting, Class II directors will stand for reelection.

Our board of directors has nominated Dr. Robert E. Martell, Mr. Daniel R. Passeri and Dr. Marc Rubin as nominees for reelection as Class II directors, each to serve for three-year terms, until the 2016 annual meeting of stockholders or until their respective successors are elected and qualified. Each of the nominees is currently a director, although Drs. Martel and Rubin are being nominated as directors for the first time. In September 2011, our board appointed Dr. Martel as a new director to fill a vacancy. Dr. Martel was originally proposed to the nominating and governance committee by Dr. Kaitin. In June 2010, our board appointed Dr. Rubin as a new director to fill a vacancy. Dr. Rubin was originally proposed to the nominating and governance committee by Dr. Kaitin. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies will be voted for a substitute nominee designated by the board of directors.

Below are the names, ages and certain other information for each member of the board, including the nominees for election as Class II directors. There are no familial relationships among any of our directors, nominees for director and executive officers. In addition to the detailed information presented below for each of our directors, we also believe that each of our directors is qualified to serve on our board and has the integrity, business acumen, knowledge and industry experience, diligence, freedom from conflicts of interest and the ability to act in the interests of our stockholders.

The following table sets forth our directors and their respective ages and positions:

Name	Age	Position
Susan B. Bayh	53	Director
Martyn D. Greenacre (2)(3)	71	Director
Kenneth I. Kaitin, Ph.D. (1)(2)	60	Director
Robert E. Martell, M.D., Ph.D. (1)(4)	50	Director
James R. McNab, Jr. (3)	69	Chairman of the Board
Daniel R. Passeri	52	Chief Executive Officer, Director
Kenneth J. Pienta, M.D. (5)	53	Director
Marc Rubin, M.D. (2)(3)(4)	58	Director
James R. Tobin (1)	68	Director

(1)	Member of the compensation committee.
(2)	Member of the nominating and corporate governance committee.
(3)	Member of the audit committee.
(4)	Member of the science and technology committee.
(5)	Dr. Pienta was elected to our board of directors on March 7, 2013.

Susan B. Bayh has served on our board since October 2000. From 1994 to 2001, Ms. Bayh served as the Commissioner of the International Commission between the United States and Canada, overseeing compliance with environmental and water level treaties for the United States-Canadian border. From 1994 to 2004, Ms. Bayh also served as Distinguished Visiting Professor at the College of Business Administration at Butler University. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company, a pharmaceutical company. Ms. Bayh serves as a director of Dendreon Corporation, Wellpoint, Inc. and Emmis Communications Corporation. Previously, Ms. Bayh served as a director of Nastech Pharmaceutical Company Inc. and MDRNA, Inc. Ms. Bayh received a J.D. from the University of Southern California Law Center and a B.A. from the University of California at Berkeley. We believe that Ms. Bayh’s qualifications to serve on our board include her experience in regulatory and compliance matters as well as her considerable experience as a director of other public companies, including companies that are focused on the research and development of cancer therapies

Martyn D. Greenacre has served on our board since February 2000 and was a director of Creative BioMolecules, Inc., a predecessor life science company, from June 1993 to July 2000. Mr. Greenacre has served as Chairman of Life Mist L.L.C., a privately-held company in the field of fire suppression, since September 2001. From June 1997 to June 2001, Mr. Greenacre was Chief Executive Officer of Delsys Pharmaceutical Corporation, a drug formulation company. From 1993 to 1997, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a biopharmaceutical company. Mr. Greenacre also serves as a director of Neostem, Inc., Acusphere, Inc., and Formula Pharmaceuticals. Previously, Mr. Greenacre served as a director of Cephalon, Inc. and Orchestra Therapeutics, Inc., and as a director and Chairman of BMP Sunstone Corporation. Mr. Greenacre received an M.B.A. from Harvard Business School and a B.A. from Harvard College. We believe that Mr. Greenacre’s qualifications to serve on our board include his years of experience as President and Chief Executive Officer of various biotech and pharmaceutical companies as well as his experience as a director of other public companies.

Kenneth I. Kaitin, Ph.D. has served on our board since November 2003. Since 1998, Dr. Kaitin has been the Director of the Tufts Center for the Study of Drug Development, an academic drug policy research group providing strategic information to help drug developers, regulators, and policy makers improve the quality and efficiency of the drug development process. Since 2010, Dr. Kaitin has held a primary appointment as Research Professor at the Tufts University School of Medicine, as well as secondary appointments as Professor of Medicine and Professor of Pharmacology and Experimental Therapeutics at Tufts University School of Medicine. Since 1999, he has served on the faculty of the European Center for Pharmaceutical Medicine at the University of Basel, and since 2006 he has been a visiting lecturer at the Tuck School of Business at Dartmouth College. From 2003 to 2009, Dr. Kaitin was an Associate Professor of Medicine at the Tufts University School of Medicine. Dr. Kaitin has written extensively on a broad range of drug development issues and has provided public testimony before the U.S. Congress in hearings on pharmaceutical innovation and FDA reform. An internationally recognized expert on the science of drug development, Dr. Kaitin is regularly quoted in the business and trade press on R&D trends in the research-based drug industry and new models of innovation. He is a former Editor-in-Chief of the Drug Information Journal and from 1997 to 1998 he was President of the Drug Information Association. He is currently Editor-in-Chief of Expert Review of Clinical Pharmacology, and he serves on the editorial boards of a number of peer-review journals. Dr. Kaitin serves as an expert consultant to the U.S. Department of Defense on Bioterror Countermeasure issues. Dr. Kaitin also serves as a director of Bio-Tree Systems, Inc., a privately-held informatics company, Centerphase Solutions, Inc., a privately-held information technology company, and New England Healthcare Institute, a non-profit organization. Previously, Dr. Kaitin served as a director of Phase Forward Inc. and Erevnos Corporation. Dr. Kaitin received an M.S. and

Ph.D. in pharmacology from the University of Rochester and a B.S. from Cornell University. We believe that Dr. Kaitin’s qualifications to serve on our board include his expertise in the economics of drug development and biopharmaceutical innovation and his extensive knowledge on a broad range of drug development and life-sciences industry issues.

Robert E. Martell, M.D., Ph.D. has served on our board since September 2011. Dr. Martell is a practicing medical oncologist at Tufts Medical Center and has served as Chief Medical Officer at Tesaro, Inc. since September 2012. Dr. Martell is also an Adjunct Associate Professor of Medicine at the Tufts University School of Medicine, a position he has held since September 2012. From September 2009 to September 2012, Dr. Martell was employed at Tufts Medical Center, serving as both the Director of the Neely Center for Clinical Cancer Research, overseeing oncology clinical research, and the Leader of the Cancer Center’s Program in Experimental Therapeutics, where he was responsible for developing the center’s phase I oncology clinical development program. From September 2009 to September of 2012, Dr. Martell was also an Adjunct Associate Professor of Medicine at the Tufts University School of Medicine. From 2005 to 2009, Dr. Martell served as Vice President and Chief Medical Officer of MethylGene, a publicly-traded biotechnology company focused on the development of cancer therapeutics. From 2002 to May 2005, Dr. Martell also served as Director of Oncology Global Clinical Research at Bristol-Myers Squibb Company. From 2001 to 2005, Dr. Martell served concurrently as Assistant Clinical Professor of Oncology at Yale University School of Medicine and Staff Physician at the Veterans Affairs hospital. From 2000 to 2002, Dr. Martell worked at Bayer Pharmaceutical Division, where he oversaw phase I and phase II clinical studies. Dr. Martell received a B.A. in chemistry from Kalamazoo College, a Ph.D. in pharmacology from the University of Michigan, and an M.D. from Wayne State University. He completed his internal medicine internship and residency and medical oncology fellowship at Duke University Medical Center. We believe that Dr. Martell’s qualifications to serve on our board include his expertise in oncology patient care as well as his industry experience in large pharmaceutical and smaller biotechnology companies and that his insights and perspectives are valuable to a small biotechnology company such as Curis.

James R. McNab, Jr. has served on our board since February 2000 and has served as Chairman of our board since May 2002. Mr. McNab is a co-founder and served as the chairman of the board of directors of Reprogenesis, Inc., a predecessor life science company, from July 1996 to July 2000. Since 1998, Mr. McNab has served as Chief Executive Officer and Chairman of Palmetto Pharmaceuticals, Inc., formerly eNOS Pharmaceuticals, Inc., a privately-held drug discovery company of which he is a co-founder. Since January 2009, Mr. McNab has served as executive chairman of FirstString Research, Inc., a privately-held biopharmaceutical company. In addition, Mr. McNab is a co-founder of other privately-held companies, including Sontra Medical Corporation, a drug delivery company, and Parker Medical Associates, a manufacturer and worldwide supplier of orthopedic and sports-related products. Mr. McNab received a B.A. in economics from Davidson College and an M.B.A. from the University of North Carolina at Chapel Hill. We believe that Mr. McNab’s qualifications to serve on our board include his decades of experience as chairman, founder and/or Chief Executive Officer of various pharmaceutical, medical device and biotechnology companies, including his experience as co-founder of one of our predecessor companies. Mr. McNab has also founded and managed companies in other industries and we believe that his broad range of entrepreneurial creation and oversight is valuable to a small biotechnology company such as Curis.

Daniel R. Passeri has served as our Chief Executive Officer since September 2001, served as our President from September 2001 to February 2013, and served as a director since September 2001. From November 2000 to September 2001, Mr. Passeri served as our Senior Vice President, Corporate Development and Strategic Planning. From March 1997 to November 2000, Mr. Passeri was employed by GeneLogic Inc., a biotechnology company, most recently as Senior Vice President, Corporate Development and Strategic Planning. From February 1995 to March 1997, Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology Management. Mr. Passeri received a J.D. from the National Law Center at George Washington University, an M.Sc. in biotechnology from the Imperial College of Science, Technology and Medicine at the University of London and a B.S. in biology from Northeastern University. We believe that Mr. Passeri’s qualifications to serve on our board include his deep knowledge of the company, having served in a variety of management positions since 2000 and as a member of our board since 2001, as well as his extensive experience in corporate strategy and development, intellectual property strategy and oversight, and technology licensing, as each of these elements are critical to our overall business strategy.

Kenneth J. Pienta, M.D. has served on our board since March 2013. Dr. Pienta has served as the Donald S. Coffey Professor of Urology, Professor of Oncology, Pharmacology and Molecular Sciences and as the Director of Research for the Brady Urological Institute at the Johns Hopkins University School of Medicine since March 2013. Prior to his appointment at the Johns Hopkins University School of Medicine, Dr. Pienta served as the Associate Vice President for Research, Health Sciences for the University of Michigan from January 2012 to February 2013, and as the Director of Precision Medicine for the Michigan Center for Translational Pathology from July 2008 to February 2013. From July 1995 to February 2013, Dr. Pienta served as the Director of the Prostate Specialized Program of Research Excellence (SPORE) at The University of Michigan. Dr. Pienta is involved in research to define the tumor microenvironment of cancer metastases, as well as developing new therapies for cancer. Dr. Pienta is a two-time American Cancer Society Clinical Research Professor Award recipient, is the author of more than 350 peer-reviewed articles and has been the principal investigator on numerous local and national clinical trials. Dr. Pienta received a B.A. in human biology from Johns Hopkins University and an M.D. from the Johns Hopkins University School of Medicine. We believe that Dr. Pienta’s qualifications to serve on our board include his expertise in oncology patient care as well as his unique understanding of precision therapeutic approaches to cancer treatment and that his insights and perspectives are valuable to a small biotechnology company such as Curis.

Marc Rubin, M.D. has served on our board since June 2010. Since March 2009, Dr. Rubin has served as Executive Chairman of Titan Pharmaceuticals, Inc., a biopharmaceutical company, and he served as its President and Chief Executive Officer from October 2007 to January 2009. From June 2006 to February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma AG, a pharmaceutical company, as well as a member of the Executive Committee of Bayer Healthcare, a pharmaceutical and medical products company and subsidiary of Bayer AG, and the Board of Management of Bayer Schering Pharma AG. From October 2003 until the merger of Bayer AG and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 to August 2003, Dr. Rubin held various positions in global clinical and commercial development at GlaxoSmithKline plc, as well as the position of Senior Vice President of Global Clinical Pharmacology & Discovery Medicine from 2001 to 2003. Prior to his pharmaceutical industry career, Dr. Rubin completed subspecialty training and board certification in both medical oncology and infectious diseases at the National Cancer Institute within the National Institutes of Health from 1983 to 1986. From 1986 to 1989, Dr. Rubin also served as an Investigator and on the Senior Staff of the infectious diseases section at the National Cancer Institute. Dr. Rubin also serves as a director of FirstString Research, Inc., Galectin Therapeutics, Gemmus Pharma and the Rogosin Institute. Previously, Dr. Rubin served as a director of Medarex, Inc. and Surface Logix, Inc. Dr. Rubin holds an M.D. from Cornell University Medical College. We believe that Dr. Rubin’s qualifications to serve on our board include his extensive experience in clinical development as well as his medical, commercial and scientific expertise having held executive-level clinical development positions with Bayer Schering Pharma AG, Schering AG and GlaxoSmithKline plc.

James R. Tobin has served on our board since February 2000. From 1995 to July 2000, Mr. Tobin was a member of the board of directors of Creative BioMolecules, Inc., a predecessor life science company. Mr. Tobin is currently retired. From March 1999 to July 2009, Mr. Tobin served as Chief Executive Officer and President of Boston Scientific Corporation, a medical device company. Mr. Tobin was employed by Biogen, Inc. (now Biogen Idec), as President and Chief Executive Officer from February 1997 to December 1998 and President and Chief Operating Officer from February 1994 to February 1997. Prior to joining Biogen, Mr. Tobin was employed by Baxter International Inc., a health care products company, where he served as President and Chief Operating Officer from 1992 to 1994, as Executive Vice President from 1988 to 1992 and in various management positions prior to 1988. Mr. Tobin also serves as a director of Aptus Endosystems, Medical Simulations, Inc. and TransMedics. During the past five years, Mr. Tobin served as a director of Boston Scientific Corporation and Applera Corporation. Mr. Tobin received an M.B.A. from Harvard Business School and a B.A. from Harvard College. We believe that Mr. Tobin’s qualifications to serve on our board include his decades of experience as President and Chief Executive Officer or Chief Operating Officer of three large biotechnology and medical device companies. In addition, his qualifications include his past experience as a director of Boston Scientific Corporation and one of our predecessor companies, as well as his experience in corporate strategy and organizational expertise.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF ROBERT E. MARTELL, DANIEL R. PASSERI AND MARC RUBIN TO SERVE AS CLASS II DIRECTORS IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that Curis is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Investors – Governance section of our website, www.curis.com. Alternatively, you can request a copy of any of these documents by writing to our secretary at the following address: Curis, Inc., 4 Maguire Road, Lexington, MA 02421.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Curis and our stockholders. These guidelines, which provide a framework for the conduct of the board of directors’ business, provide that:

•	the board of directors’ principal responsibility is to oversee the management of Curis;

•	a majority of the members of the board of directors shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	periodically, the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Determination of Independence

Under applicable Nasdaq Stock Market rules, a director will only qualify as an “independent director” if, in the opinion of our board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities as a director.

Our board has determined that none of Ms. Bayh, Mr. Greenacre, Dr. Kaitin, Dr. Martell, Mr. McNab, Dr. Rubin or Mr. Tobin has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

Board Meetings and Attendance

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors attended the 2012 annual meeting of stockholders, except for Dr. Pienta who was elected after the 2012 annual meeting. The board met thirteen times during the fiscal year ended December 31, 2012, either in person or by teleconference. During the fiscal year ended December 31, 2012, all of our directors attended at least 75% of our board meetings and meetings of the committees on which he or she then served.

Board Leadership Structure

Our board has chosen to separate the role of our chief executive officer and the role of chairman of our board. We believe that this separation is appropriate since our chief executive officer is responsible for the strategic direction of our company, while the chairman of our board is responsible for overseeing the function of the board and for providing guidance to our chief executive officer as needed.

Board’s Role in Risk Oversight

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. Our board of directors and its committees oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our (i) board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks, (ii) audit committee oversees risk management activities related to financial controls, (iii) compensation committee oversees risk management activities relating to our compensation policies, programs and practices and management succession planning, and (iv) nominating and corporate governance committee oversees risk management activities relating to board of directors composition and corporate governance policies and procedures. Each committee reports to our full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

Board Committees

Our board has established three standing committees – audit, compensation, and nominating and corporate governance – each of which operates under a charter that has been approved by our board. Our board of directors has also established a science and technology committee. Current copies of each committee’s charter are posted on the Investors – Governance section of our website, www.curis.com.

Our board has determined that all of the members of each of the board of directors’ three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•

pre-approving all audit and non-audit services of our independent registered public accounting firm, except for de minimis non-audit services which are approved in accordance with applicable SEC rules, including meeting with our independent registered public accounting firm prior to the annual audit to discuss the planning and staffing of the audit;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

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reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, earnings releases and other publicly disseminated financial information;

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reviewing and discussing with our independent registered public accounting firm matters concerning the quality, not just the acceptability, of our accounting determinations, particularly with respect to judgmental areas;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management on a quarterly basis;

•	reviewing and approving or ratifying any related person transactions;

•

establishing, and periodically reviewing, complaint procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules, which is included on page 20 of this proxy statement.

The members of the audit committee during fiscal 2012 were Ms. Bayh, Mr. Greenacre (Chair) and Mr. McNab. The audit committee met eight times during the fiscal year ended December 31, 2012. The current members of the audit committee are Mr. Greenacre (Chair), Mr. McNab and Dr. Rubin. The board of directors has determined that Mr. Greenacre is an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee

The compensation committee’s responsibilities include:

•	determining the chief executive officer’s compensation;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 23 of this proxy statement;

•	preparing the compensation committee report required by SEC rules, which is included on page 45 of this proxy statement; and

•	reviewing and making recommendations to the board with respect to management succession planning.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The members of the compensation committee during fiscal 2012 were Ms. Bayh, Dr. Kaitin and Mr. Tobin (Chair). The compensation committee met seven times during the fiscal year ended December 31, 2012. The current members of the compensation committee are Dr. Kaitin, Dr. Martell and Mr. Tobin (Chair).

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees; and

•	overseeing an annual evaluation of the board.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

The members of the nominating and corporate governance committee are Dr. Kaitin (Chair), Mr. Greenacre and Dr. Rubin. The nominating and corporate governance committee met two times during the fiscal year ended December 31, 2012.

Science and Technology Committee

The science and technology committee’s responsibilities include:

•	reviewing, evaluating, and advising the board and management regarding the long-term strategic goals and objectives and the quality and direction of the company’s research and development programs;

•	monitoring and evaluating trends in research and development, and recommending to the board and management emerging technologies for building the company’s technological strength;

•	recommending approaches to acquiring and maintaining technology positions;

•	advising the board and management on the scientific aspects of business development;

•	regularly reviewing the company’s research and development pipeline;

•	assisting the Board with its oversight responsibility for enterprise risk management in areas affecting the company’s research and development; and

•	reviewing such other topics as delegated to the committee from time to time.

The members of the science and technology committee are Dr. Rubin and Dr. Martell.

Executive and Director Compensation Processes

The compensation committee oversees our compensation programs. In this capacity, the compensation committee determines and approves all compensation decisions related to our executive officers. In addition, the compensation committee periodically reviews and makes recommendations to the board with respect to director compensation. With respect to the grant of equity compensation awards and the grant of cash awards, if any, structured under our stock incentive plan as performance-based compensation that is exempt from Section 162(m) of the Internal Revenue Code of 1986, as amended, the compensation committee may form, and delegate authority to, one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended). The compensation committee did not form or delegate authority to any subcommittees during the fiscal year ending December 31, 2012.

The compensation committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and has the sole authority to approve the consultant’s fees and other retention terms. The compensation committee also has authority to commission compensation surveys or studies as the need arises. Periodically, the compensation committee retains an independent third party compensation consultant to review director and officer compensation. The compensation committee engaged Towers Watson, a compensation consultant, in September 2012 to review director and officer compensation and to evaluate director and officer stock ownership and review industry practice relating to stock ownership guidelines.

Compensation committee meetings typically have included, for all or a portion of each meeting, our chief financial officer and, for meetings in which executive officer compensation decisions are made, the chairman of our board and our chief executive officer. The compensation committee typically seeks the chairman’s input in compensation matters involving our chief executive officer. The chief executive officer provides input on all other executive officer compensation matters including the appropriate mix of compensation for such other officers. The chief executive officer and the chief financial officer do not attend the portion of any meeting during which any decisions regarding their respective compensation are made.

Risks Arising from Compensation Policies and Practices

Employee compensation generally consists of salary, stock option awards and, depending on overall company performance and the successful achievement of objectives set forth in an annual short-term incentive program, cash bonus payments. We have reviewed our compensation policies and practices for all employees and have concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our company.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, freedom from conflicts of interest and the ability to act in the interests of all stockholders. Our nominating and corporate governance charter provides that the value of diversity on our board should be considered by the nominating and corporate governance committee. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. We do not discriminate against candidates based on their race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

We have adopted a policy under which stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Secretary, Curis, Inc., 4 Maguire Road, Lexington, MA 02421. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or the board of directors, by following the procedures set forth under “Stockholder Proposals for 2014 Annual Meeting.”

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Chairman of the Board of Directors, c/o Secretary, Curis, Inc., 4 Maguire Road, Lexington, MA 02421.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have posted a current copy of the code on our website, www.curis.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers of, any provision of the code. We have not had any waivers of any provision of this code as of the date of this proxy statement.

Policies and Procedures for Related Person Transactions

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Curis is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer and/or general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction at the next meeting of the committee. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with Curis’ best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

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interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, and (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Related Person Transactions

We are party to a Drug Development Partnership and License Agreement for CUDC-906 and CUDC-908 (the “License Agreement”), effective as of February 24, 2012, with Guangzhou BeBetter Medicine Technology Company Ltd., a company organized under the laws of the People’s Republic of China (“GBMT”). Dr. Changgeng Qian, our former Senior Vice President, Discovery and Preclinical Development, is the founder, owner, and legal representative of GBMT. Under the terms of the License Agreement, we have granted to GBMT an exclusive royalty-free license, with the right to grant sublicenses subject to certain conditions, to develop, manufacture, market and sell any product containing CUDC-906 or CUDC-908 in the GBMT Territory (China, Macau, Taiwan and Hong Kong). In addition, we have granted to GBMT a non-exclusive, royalty-free manufacturing license, with the right to grant sublicenses subject to certain conditions, to manufacture CUDC-906 or CUDC-908 or any product containing CUDC-906 or CUDC-908 outside of the GBMT Territory solely to import the compounds or products into the GBMT Territory. We have agreed to pay up to $400,000 under the License Agreement for certain IND-enabling activities, of which $133,000 has been paid to date.

We are also a party to a Drug Development Partnership and License Agreement for CU-201 (the “CU-201 License Agreement”), effective as of November 1, 2012, with GBMT. Under the terms of the CU-201 License Agreement, we have granted to GBMT an exclusive royalty-free license, with the right to grant sublicenses subject to certain conditions, to develop, manufacture, market and sell any product containing CU-201 in the GBMT Territory (China, Macau, Taiwan and Hong Kong). In addition, we have granted to GBMT a non-exclusive, royalty-free manufacturing license, with the right to grant sublicenses subject to certain conditions, to manufacture CU-201 or any product containing CU-201 outside of the GBMT Territory solely to import the compounds or products into the GBMT Territory.

On March 7, 2013, our board of directors elected Kenneth J. Pienta, M.D., to serve as a class I director until the 2015 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. In addition to his services as a member of our board of directors, we and Dr. Pienta are parties to a scientific advisory board agreement effective September 13, 2006, as amended from time to time, under which Dr. Pienta has served as a member of our scientific advisory board since September 2006 and as its chairman since June 2007. Pursuant to the scientific advisory board agreement, Dr. Pienta receives compensation in the amount of $50,000 per year, payable in equal quarterly installments. In addition, pursuant to the terms of a consulting agreement dated March 1, 2012, Dr. Pienta served as a consultant to the company in the areas of corporate strategy and business development under which we paid Dr. Pienta $10,000 per month. We and Dr. Pienta terminated the consulting agreement in connection with his election as a member of the board of directors. Since January 1, 2012, Dr. Pienta has received aggregate payments from the company of $142,258 related to these two agreements.

Audit Committee Report

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2012, and has discussed these financial statements with our management and our independent registered public accounting firm.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61, as amended, requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm their independence from Curis.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the audit committee of our board of directors.

Martyn D. Greenacre (Chair)

Marc Rubin

James R. McNab, Jr.

Independent Registered Public Accounting Firm’s Fees and Other Matters

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	2012	2011
Audit Fees (1)	$393,000	$315,000
Audit-related fees (2)	32,000	56,500
All Other Fees (3)	1,800	1,800

Total Fees	$426,800	$373,300

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. 100% of the audit fees for 2012 and 2011 were pre-approved by the audit committee. These amounts exclude reimbursement of out of pocket expenses of $3,195 and $3,250 for 2012 and 2011, respectively.
(2)	Audit-related fees for 2012 and 2011 consist of fees associated with comfort letters for our at-the-market sales agreement entered into in July 2011. 100% of the audit-related fees for 2012 and 2011 were pre-approved by the audit committee.
(3)	Other fees consist of an annual license fee for use of Comperio, accounting research software. None of the other fees incurred during 2012 and 2011 were for services provided under the de minimis exception to the audit committee pre-approval requirements. 100% of these fees for 2012 and 2011 were pre-approved by the audit committee.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the audit committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for our named executive officers identified in the “Summary Compensation Table.” Our named executive officers consist of Daniel R. Passeri, our chief executive officer, Michael P. Gray, our chief financial officer, Mark W. Noel, our vice president, technology management and intellectual property, and Maurizio Voi, M.D., our executive vice president, chief medical and chief development officer, whom we refer to collectively in this Compensation Discussion and Analysis as our “executive officers.”

In February 2013, Ali Fattaey, Ph.D. was named our president and chief operating officer. See “Other 2013 Compensation Awards” below for a description of awards to Dr. Fattaey in connection with his appointment.

Compensation decisions for our executive officers are made by the compensation committee of our board of directors.

At our June 2011 annual meeting, we held a “say-on-pay” advisory stockholder vote on the compensation of our named executive officers. Our proposal regarding the say-on-pay vote was supported by our stockholders at this meeting. For compensation decisions made by our compensation committee in fiscal years 2011 and 2012 and to date in 2013, no specific component of our executive compensation program was altered based on the results of the say-on-pay vote. At the June 2011 annual meeting, stockholders also voted to hold a “say-on-pay” advisory stockholder vote every three years, meaning the next such vote will occur at the 2014 annual meeting. Our compensation committee and our board of directors believe that our executive compensation has been appropriately tailored to our business strategies, aligns pay with performance, and reflects best practices regarding executive compensation. The committee will continue to consider stockholder sentiments about our core principles and objectives when determining executive compensation.

Executive Summary

The compensation paid to our named executive officers in 2012 reflected our primary compensation objectives of attracting and retaining key executive officers critical to our long-term success, recognizing and rewarding overall company performance and each executive officer’s individual performance and level of responsibility, as well as continuing to align our executive officers’ incentives with stockholders’ interests.

2012 Corporate Results

We and our collaborators achieved a number of our key corporate goals and objectives in 2012 including the following:

•

Our collaborator Genentech, a member of the Roche Group, received U.S. Food & Drug Administration, or FDA, approval of Erivedge® (vismodegib). Erivedge, a hedgehog pathway inhibitor, was approved for the treatment of adults with basal cell carcinoma that has spread to other parts of the body or that has come back after surgery or that their healthcare provider decides cannot be treated with surgery or radiation. In addition, Roche has filed regulatory submissions seeking the approval of Erivedge in several other territories, including Europe and Australia. In 2012, we received an aggregate of $14 million in milestone payments and approximately $1.5 million in royalty revenues from Genentech’s 2012 net sales of Erivedge under this collaboration.

•

We completed our preclinical testing of CUDC-907, our dual HDAC and PI3K inhibitor, and filed an investigational new drug, or IND, application with the FDA to begin phase I clinical testing. We treated the first patient in the phase I clinical study in January 2013. As a result of this progress, we earned $1.1 million in milestone payments under our agreement with The Leukemia & Lymphoma Society, or LLS.

•

We acquired from Genentech the exclusive, worldwide rights for the further development and commercialization of CUDC-427 (GDC-0917), a small molecule that is designed to promote cancer cell death by antagonizing inhibitor of apoptosis, or IAP, proteins. We view this asset as an important expansion of our pipeline of development candidates.

•

We, through our subsidiary Curis Royalty, LLC, entered into a $30 million debt transaction with BioPharma Secured Debt Fund II Sub, S.àr.l, or BioPharma-II, an investment fund managed by Pharmakon Advisors that is secured by certain future Erivedge royalty payments that we expect to receive under our collaboration agreement with Genentech.

•	Our licensee Debiopharm initiated a phase Ib expansion study of Hsp90 inhibitor Debio 0932 as well as a phase I/II clinical study of Debio 0932 in patients with advanced non-small cell lung cancer.

•

We continued enrollment in our ongoing phase I clinical study of intravenous CUDC-101, an HDAC, EGFR and Her2 inhibitor, in patients with locally advanced head and neck cancers and we also initiated a phase I dose escalation study of CUDC-101 oral tablet in patients with advanced and refractory solid tumors. We subsequently terminated the oral tablet study due to insufficient drug exposure observed in the first cohort of patients and we are currently assessing alternative oral formulations that may provide improved drug exposure for patients.

•	We controlled costs and expenses in order to meet the above objectives within the parameters of our 2012 operating budget.

Pay-for-Performance

In 2012 and to-date in 2013, the compensation committee adhered to its long-standing pay-for-performance philosophy. As such, a significant portion of total 2012 executive compensation was comprised of cash incentives and long-term compensation tied to corporate performance. The average base salary of our executive officers’ comprised 32% of such executive officer’s total compensation.

Key compensation decisions for 2012 and to-date in 2013 were as follows:

•

In January 2012, the compensation committee increased base salary amounts for our executive officers as follows: (i) Mr. Passeri, from $400,000 to $450,000; (ii) Mr. Gray, from $300,000 to $350,000; (iii) Mr. Noel, from $215,000 to $225,000 and (iv) Dr. Voi, from $375,000 to $400,000.

•

In January 2012, the compensation committee approved the 2012 short-term incentive plan. This plan was designed to motivate our executive officers to achieve specified performance objectives for fiscal year 2012 and to reward them for their achievement assuming those objectives were met. In January 2013, the compensation committee determined that it would award cash incentive payments to executive officers at 75% of target levels included within the 2012 short-term incentive plan based upon the company’s performance during 2012, resulting in cash incentive awards to Messrs. Passeri, Gray and Noel and Dr. Voi of an aggregate of $391,000.

•

In January 2012, the compensation committee granted stock options to our executive officers. The purpose of these equity grants was to create an incentive for our executive officers to increase stockholder value over time through stock price growth, thereby aligning our executives’ interests with those of our stockholders.

In 2012, our compensation committee also considered whether or not to implement stock ownership guidelines for our executive officers and directors. In September 2012, the compensation committee engaged Towers Watson to review the current stock ownership of our executive officers and directors as well as to review stock ownership practices of our peer group companies. Towers Watson analyzed the most recent proxy filings of the twenty peer group companies used in the September 2012 executive officer and director compensation analysis (for more information, see below under “Elements of Compensation and Analysis of Compensation Payments”) to determine both the prevalence and design of executive stock ownership requirements. Of these twenty organizations, only two (or 10%) have adopted stock ownership guidelines. Towers Watson also noted that all of our executive officers except for Dr. Voi, who joined Curis in November 2011, would fulfill competitive market levels of ownership when both common shares owned outright and vested in-the-money stock options were counted towards the guidelines. Based on Towers Watson’s findings, the compensation committee determined that it would continue to monitor the adoption of ownership policies among our peer group and the broader pre-commercial life sciences sector but would not presently recommend the implementation of stock ownership guidelines.

Our Compensation Program

The primary objectives of the compensation committee with respect to executive officer compensation are to:

•	attract and retain key executive officers critical to our long-term success;

•	recognize and reward overall company performance and each executive officer’s individual performance and level of responsibility; and

•	align our executive officers’ incentive compensation with stockholder interests.

To achieve these objectives, the compensation committee has previously set base salary and total cash compensation at approximately the 50th percentile and long-term incentive compensation at the 75th percentile of peer group company benchmarking data. In September 2010, our compensation committee retained Towers Watson to serve as an independent outside consultant reporting directly to the compensation committee with respect to executive and director compensation and stock ownership guidelines. Towers Watson was engaged to, among other things, conduct a benchmarking assessment of our executive officer compensation. Our compensation committee did not retain Towers Watson to analyze fiscal 2011 or fiscal 2012 compensation, since the compensation committee believed that peer group compensation levels were unlikely to have changed materially since December 2010. The results of the 2010 benchmarking assessment were presented to our compensation committee and were utilized by our compensation committee in setting 2012 compensation for our executive officers. The benchmarking was based upon:

•

comparative compensation data for 14 companies in our industry that were recommended in 2010 by Towers Watson and adopted by the compensation committee as appropriate peer companies based upon each company’s financial profile, state of development and oncology focus; and

•	a review of executive officer compensation data for companies in the 2010 Radford Global Life Sciences Compensation Survey with a headcount of less than 50 employees.

The peer group companies were as follows:

Antigenics, Inc.	Keryx Biopharmaceuticals Inc.
Arqule, Inc.	Oxigene, Inc.
AVEO Pharmaceuticals, Inc.	Pharmacyclics, Inc.
Celldex Therapeutics, Inc.	Sunesis Pharmaceuticals, Inc.
Idera Pharmaceuticals, Inc.	Telix, Inc.
Immunomedics Inc.	Threshold Pharmaceuticals, Inc.
Infinity Pharmaceuticals, Inc.	ZIOPHARM Oncology, Inc.

The elements of compensation included in the benchmarking assessment consisted of base salary, short-term annual incentive compensation opportunities, total cash compensation, the fair value of long-term incentive awards and actual total direct compensation for each of our executive officers as compared to the peer group companies. Towers Watson conducted a competitive analysis of compensation at the 25th, 50th and 75th percentiles of the benchmarking data.

In determining executive officer compensation, the compensation committee also considers the overall performance and financial condition of the company and each individual executive officer’s performance in contributing to company performance. The compensation committee also considers the total number of shares available for future grant under our 2010 stock incentive plan when determining the size of stock awards to our executive officers. Our corporate goals and objectives are established through a process that involves input by our board and executive officers, including our chief executive officer. Management reports on progress towards the achievement of these goals during our periodic board of directors meetings. The compensation committee believes that aligning executive compensation with the successful achievement of these goals has the potential to create long-term value for our stockholders.

Our chief executive officer evaluates the performance of each of the other executive officers at least once annually against established company goals and objectives for such executive officer and also takes into consideration each executive officer’s contribution to the achievement of company goals and objectives. These annual assessments are provided either orally or through a written periodic review. The chief executive officer provides recommendations to the compensation committee for all elements of compensation of our other executive officers based upon these evaluations, and the compensation committee considers our chief executive officer’s assessments when determining compensation for our executive officers other than our chief executive officer. The compensation committee evaluates the performance of the chief executive officer based upon its assessment of the chief executive officer’s performance, and this assessment is updated at periodic meetings as well as through recommendations from the chairman of our board of directors. Our chief executive officer does not participate in the determination of his own compensation.

In addition to its September 2012 stock ownership guidelines engagement, Towers Watson was also retained to review executive officer and director compensation. In February 2013, Towers Watson was retained to provide consulting services to our compensation committee regarding the design of our amended and restated 2010 stock incentive plan.

For a further discussion of the processes and procedures used by our compensation committee in considering and determining executive and director compensation, see “Executive and Director Compensation Processes” beginning on page 16 of this proxy statement.

Elements of Compensation and Analysis of Compensation Payments

The elements of executive officer compensation vary from year to year and generally consist of the following:

•	base salary;

•	short-term cash incentives;

•	stock option and restricted stock awards;

•	insurance, retirement and other employee benefits; and

•	change in control and severance benefits.

We do not have any formal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. The compensation committee, after considering information including company performance, individual executive officer performance, the financial condition of the company, benchmarking data and other market compensation for executive officers at other similarly-sized oncology-focused companies, determines what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Base salaries for our executive officers are established based on the scope of their responsibilities, periodically taking into account competitive market compensation paid by other companies for similar positions as well as the financial condition of the company. Base salaries are reviewed annually, and adjusted from time to time to reflect promotions and to realign salaries with market levels after taking into account individual responsibilities, performance and experience as well as the financial health of the company. The compensation committee generally believes that executive officer base salaries should approximate the 50th percentile of the range of salaries for executive officers in similar positions with similar responsibilities at comparable companies.

2012 Base Salaries

In January 2012, the compensation committee increased base salaries for our executive officers for fiscal year 2012 as follows:

Name	2012 Base Salary	2011 Base Salary
Daniel R. Passeri	$450,000	$400,000
Michael P. Gray	$350,000	$300,000
Mark W. Noel	$225,000	$215,000
Maurizio Voi, M.D.	$400,000	$375,000

The compensation committee decided to increase base salaries for Messrs. Passeri and Gray, due in part to the fact that the base salaries for these officers had remained unchanged since 2008 except for the period from October 2008 through October 2009 when Messrs. Passeri and Gray’s base salaries were, at such officers’ request, reduced by the compensation committee by $100,000 and $50,000, respectively, to aid in our efforts to conserve our cash as we worked to strengthen our business and financial position. Mr. Noel’s base salary was also reduced by $21,000 in October 2008 and was adjusted in 2010 to $215,000, an increase of $5,000, or 2.4%, above the 2008 base salary level. The compensation committee also made these increases to the base salaries for Messrs. Passeri, Gray and Noel in recognition of the performance of these executive officers in leading Curis to meet a substantial portion of our key 2011 operating goals, our improved financial condition at January 2012 when compared to the start of the prior year, and our positive financial outlook for 2012, including FDA approval of Erivedge® in the U.S. and anticipated approval in Europe. The compensation committee also considered Towers Watson benchmarking data in determining the 2012 base salaries and concluded that the 2012 base salaries were within the compensation committee’s compensation philosophy targets. The base salary for Dr. Voi was increased in order to better align his base salary with the base salary levels of our other executive officers.

2013 Base Salaries

In September 2012, our compensation committee retained Towers Watson to serve as an independent outside consultant reporting directly to the compensation committee with respect to executive officer and director compensation and stock ownership guidelines. Towers Watson was engaged to, among other things, conduct a benchmarking assessment of our executive officer compensation. The results of this benchmarking assessment were presented to our compensation committee and were utilized by our compensation committee in setting 2013 compensation for our executive officers. The benchmarking was based upon:

•

comparative compensation data for 20 companies in our industry that were recommended by Towers Watson and adopted by the compensation committee as appropriate peer companies based upon each company’s financial profile, market capitalization, state of development and oncology focus; and

•	a review of executive officer compensation data for companies in the 2012 Radford Global Life Sciences Compensation Survey with fewer than 50 employees.

The peer group companies were as follows:

Agenus Inc.	ImmunoGen, Inc.
Arqule, Inc.	Immunomedics Inc.
Astex Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.
AVEO Pharmaceuticals, Inc.	Keryx Biopharmaceuticals Inc.
BioCryst Pharmaceuticals, Inc.	Merrimack Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Sunesis Pharmaceuticals, Inc.
Endocyte, Inc.	Synta Pharmaceuticals Corp.
Enzon Pharmaceuticals Inc.	Threshold Pharmaceuticals, Inc.
Geron Corporation	Verastem, Inc.
GTX Inc.	ZIOPHARM Oncology, Inc.

The elements of compensation included in the benchmarking assessment consisted of base salary, short-term annual incentive compensation opportunities, total cash compensation, the fair value of long-term incentive awards and actual total direct compensation for each of our executive officers as compared to the peer group companies. Towers Watson conducted a competitive analysis of compensation at the 25th, 50th and 75th percentiles of the benchmarking data. The benchmarking assessment showed that our executive officers’ 2012 base salary and 2012 total cash compensation levels generally approximated the 50th percentile when compared to the peer group companies. Our executive officer base salaries and total cash compensation approximated the 75th percentile when compared to data within the 2012 Radford Global Life Sciences Compensation Survey with fewer than 50 employees. Long-term incentive compensation approximated the 75th percentile when benchmarked against both the peer group companies and the Radford data. While the compensation committee considers both sources of data, it believes that the selected peer group data provides for the most accurate comparator since all companies in the peer group listing are publicly-held corporations with a median market capitalization at the time of analysis that approximates our market capitalization and each of these comparative companies is also focused in the development of oncology therapeutics.

Taking into consideration this benchmarking assessment, the compensation committee set base salary amounts for our executive officers for fiscal year 2013 as follows:

Name	2013 Base Salary	2012 Base Salary
Daniel R. Passeri	$465,000	$450,000
Michael P. Gray	$360,000	$350,000
Mark W. Noel	$230,000	$225,000
Maurizio Voi, M.D.	$410,000	$400,000

Short-Term Cash Incentive Plans

Our compensation committee believes that allocating a meaningful amount of our executive officers’ total cash compensation to the achievement of objectives under short-term incentive plans aligns our executive officers’ interests with those of our stockholders. Accordingly, for both 2012 and 2013 our compensation committee implemented short-term incentive plans that set forth specific objectives that, if achieved, can result in short-term incentive cash compensation for our executive officers.

The cash incentive program is designed to motivate our executive officers to achieve specified performance objectives for the respective fiscal year and to reward them for their achievement assuming those objectives are met. To be eligible, an executive officer must (i) be designated by the compensation committee or independent board members, (ii) be serving as an executive officer at the time the award is paid and (iii) have achieved an overall performance evaluation at a “meets expectations” or higher level within our evaluation framework.

The compensation committee generally establishes categories of goals that are then further delineated into three levels of potential achievement: “Threshold;” “Target;” and “Maximum.” Cash incentive payments may be paid based upon the degree to which each category of corporate goals has been achieved on this continuum, if at all. For each of the four categories, achievement of performance at the “Threshold” level results in a weighted payment of no less than 50% of the target amount, achievement of performance at the “Target” level results in a weighted payment equal to 100% of the target amount, and achievement of performance at the “Maximum” level results in a weighted payment of no more than 150% of the target amount.

The cash incentive program is administered by the compensation committee. The compensation committee has the authority and discretion to modify performance goals under the cash incentive program and has the right to amend, modify or terminate the cash incentive program at any time.

2012 Short-Term Cash Incentive Plan

The compensation committee approved the 2012 short-term cash incentive plan in February 2012. The compensation committee determined that the following executive officers were eligible to participate in the cash incentive program: Daniel R. Passeri, Michael P. Gray, Mark W. Noel and Maurizio Voi, M.D.

The compensation committee established the following target short-term incentive payment amounts, referred to herein as target amounts, for each executive officer:

Designated Executive Officer	2012 Annual Base Salary	Target Incentive Compensation Payment as a Percentage of 2012 Annual Base Salary, Assuming Performance at the 100% Level
		(%)	($)
Daniel R. Passeri	$450,000	45%	$202,500
Michael P. Gray	$350,000	35%	$122,500
Mark W. Noel	$225,000	25%	$56,250
Maurizio Voi, M.D.	$400,000	35%	$140,000
Total	$1,425,000	100%	$521,250

The compensation committee established four weighted categories of corporate goals for 2012. The four categories of corporate goals for 2012 generally relate to the following:

•

the establishment of the maximum tolerated dose of CUDC-101, our lead candidate from our targeted cancer programs, in combination with cisplatin, a chemotherapeutic drug, and radiation in our ongoing phase I clinical trial in locally advanced head and neck cancer patients, and achievement of clinical trial enrollment;

•	progress in preclinical efforts on an oral formulation of CUDC-101, including filing an IND and commencing treatment of patients;

•	progress in preclinical efforts on CUDC-907, a development candidate from our targeted cancer programs, including filing an IND and commencing treatment of patients; and

•	financial performance objectives, including cash management and capital objectives.

On January 17, 2013, the compensation committee approved the payment of short term cash incentive awards at 75% of the target amounts to each of the named executive officers as follows:

Name	Total 2012 Cash Incentive Amount Paid	Percentage of 2012 Base Salary
Daniel R. Passeri	$151,875	34%
Michael P. Gray	$91,875	26%
Mark W. Noel	$42,188	19%
Maurizio Voi, M.D.	$105,000	26%

2013 Short-Term Cash Incentive Plan

In January 2013, the compensation committee approved a 2013 short-term cash incentive program for executive officers and determined that the following executive officers were eligible to participate: Daniel R. Passeri, Michael P. Gray, Mark W. Noel and Maurizio Voi, M.D.

The compensation committee established the following target short-term incentive payment amounts, referred to herein as target amounts, for each executive officer:

Designated Executive Officer	2013 Annual Base Salary	Target Incentive Compensation Payment as a Percentage of 2013 Annual Base Salary, Assuming Performance at the 100% Level
		(%)	($)
Daniel R. Passeri	$465,000	45%	$209,250
Michael P. Gray	$360,000	35%	$126,000
Mark W. Noel	$230,000	25%	$57,500
Maurizio Voi, M.D.	$410,000	35%	$143,500
Total	$1,465,000	100%	$536,250

The compensation committee established four weighted categories of corporate goals for 2013. The four categories of corporate goals for 2013 generally relate to the following:

•	the initiation and progression of clinical trials of CUDC-427;

•

the completion of enrollment in the dose escalation portion of our phase I single agent study of CUDC-907 in hematological malignancies by the end of 2013 and the initiation of a phase I dose escalation combination study of CUDC-907 in solid tumors in the second half of 2013;

•

the establishment of the maximum tolerated dose of and completion of clinical trial enrollment of our ongoing phase I clinical trial of CUDC-101 in locally advanced head and neck cancer patients in combination with cisplatin and radiation as well as the progression of preclinical efforts to establish a suitable oral formulation of CUDC-101; and

•	financial performance objectives, including cash management and capital objectives.

The awards, if any, generally will be paid in cash. The compensation committee has sole discretion, however, to pay an award using a combination of cash and equity or all equity, with any such equity being issued pursuant to our 2010 stock incentive plan. If the compensation committee determines that such payment will be made in whole or in part in the form of equity, the compensation committee shall have the sole discretion, subject to the terms of the 2013 short-term cash incentive program generally, to determine the nature, amount and other terms of such equity award. Payment of the awards, if any, will be made after the completion of fiscal year 2013 and no later than March 15, 2014.

In the event of the consummation of a change in control of the company on or before December 31, 2013, short-term incentive amounts shall be paid out at 100% of the target amount upon such change in control.

Long-Term Incentive Program

The compensation committee believes that long-term value creation is achieved through an ownership culture that encourages performance by our executive officers through stock and stock-based awards. We have established our stock compensation plans to provide our employees, including our executive officers, with incentives to help align employee interests with the interests of our stockholders. The exercisability of stock options and the vesting of restricted stock awards are generally time-based. All the value received by the recipient from a stock option is based on the growth of the stock price above the option exercise price. Our executive officers have historically paid the par value of $0.01 per share of common stock for restricted stock awards. Accordingly, the value received by the recipient for a restricted stock award is equal to the difference between the fair market value of our common stock on the date the restricted stock award is granted and the $0.01 per share paid for such restricted stock, plus any future growth of the stock price after such grant date.

Stock Options

Our 2010 stock incentive plan permits the grant of incentive and non-qualified stock options to our employees, directors and consultants. In the first quarter of 2010, our 2000 stock incentive plan expired in accordance with its terms and our 2000 director stock option plan had no available shares remaining. No additional awards will be made under these plans, although all outstanding awards under these plans will remain in effect until they are exercised or they expire in accordance with their terms.

The compensation committee reviews and approves stock option grants to our chief executive officer and the other executive officers. Stock option grants are made at the commencement of employment and then are generally granted annually in conjunction with the review of the individual performance of our executive officers. Grants may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. The review and approval of stock option awards to executive officers is based upon an assessment of individual performance, a review of each executive officer’s existing long-term incentives and retention considerations. In appropriate circumstances, the compensation committee considers the recommendations of Mr. Passeri, our chief executive officer (except with respect to his own compensation) and Mr. McNab, the chairman of our board of directors. Stock options are typically granted with an exercise price equal to the fair market value of our common stock on the date of grant and typically vest and become exercisable as to 25% of the shares underlying the award after the first year and as to an additional 6.25% of the shares underlying the award in each subsequent quarter, based upon continued employment over a four-year period. The options generally expire ten years after the date of grant. In certain circumstances, stock options have and may be granted with different vesting terms, such as a shorter vesting period or performance-based vesting.

2012 Stock Option Grants

In January 2012, the compensation committee granted the following stock options pursuant to our 2010 stock incentive plan to our executive officers:

Name	Number of Shares Underlying January 2012 Option Grants
Daniel R. Passeri	400,000
Michael P. Gray	250,000
Mark W. Noel	80,000
Maurizio Voi, M.D. (1).	100,000

(1)	Dr. Voi has served as our executive vice president, chief medical and development officer since November 7, 2011 and was granted an option to purchase 350,000 shares of common stock at the time of his hiring. That option vests over four years, 25% after the first year and 6.25% per quarter over the remainder of the vesting period.

The compensation committee believes that targeting the 75th percentile of our peer group is consistent with its desire to emphasize equity opportunity, align executive officer and stockholder interests and manage our cash consumption. In determining the size of each stock option grant awarded to our named executive officers in 2012, the compensation committee targeted the 75th percentile of value for the peer group established by Towers

Watson in 2010, data from the related Radford Global Life Sciences Compensation Survey for long-term incentive compensation, as well the compensation committee’s desire to preserve adequate common shares for future stock options and other stock awards that may be granted under the 2010 stock incentive plan. The value of the stock option awards granted to our executive officers was moderately greater than the 75th percentile from the 2010 peer group data, which included data for stock option awards that were made in 2009. The value of the 2012 awards is approximately equal to the 75th percentile from the September 2012 Towers Watson peer group data, which includes stock options granted from our current peer group in 2011. The compensation committee increased stock option awards in 2012, particularly to Mr. Passeri and Mr. Gray in part because of the contributions made by these officers during 2011 in advancing our primary 2011 operating goals as well as the fact that the 2011 awards were much lower than the compensation committee’s 75th percentile target.

2013 Stock Option Grants

In January 2013, the compensation committee granted the following stock options pursuant to our 2010 stock incentive plan to our executive officers:

Name	Number of Shares Underlying January 2013 Option Grants	Percentage Increase/ (Decrease) from Prior Year Grants
Daniel R. Passeri	200,000	(50%)
Michael P. Gray	125,000	(50%)
Mark W. Noel	60,000	(25%)
Maurizio Voi, M.D.	125,000	25%

The number of shares awarded to our executive officers in January 2013 was equal to the number of shares awarded in 2011. The 2013 awards decreased as compared to our 2012 grants, both in absolute numbers and in the underlying value at the time of grant. The value of the stock option awards granted to our executive officers in 2013 was between the 25th and 50th percentiles when compared to the September 2012 Towers Watson peer group data. In setting the number of shares to our executive officers in January 2013 at levels below the 75th percentile, the compensation committee considered the number of shares currently available for future grant under the 2010 stock incentive plan. The compensation committee also considered data within the Towers Watson’s 2012 report that noted that over 60% of organizations utilize a fixed share approach to their annual equity awards.

Restricted Stock Awards

Our 2010 stock incentive plan permits the issuance of restricted stock awards to our employees, directors and consultants. The compensation committee generally does not make grants of restricted stock awards to our executive officers and no restricted stock awards were granted in 2012. The compensation committee generally favors the award of stock options over restricted stock in its annual compensation of our executive officers since it grants stock options with exercise prices that are equal to the fair market value of our common stock on the grant date, and therefore closely aligns our executive officers’ interests with those of our stockholders as such stock options only generate value to our executive officers if the fair market value of our common stock rises.

Other 2013 Compensation Awards

In February 2013, Dr. Ali Fattaey was appointed our president and chief operating officer. In connection with his appointment, Dr. Fattaey’s annualized base salary for 2013 was fixed at $425,000 and he is eligible to receive an annual bonus of up to 40% of his base salary, based on the attainment of specified performance targets established by the compensation committee. In addition, the compensation committee determined that Dr. Fattaey is eligible to participate in the 2013 cash incentive program and it granted Dr. Fattaey an option to purchase 400,000 shares of our common stock. This stock option has a ten-year term, vests as to 25% of the shares underlying the grant on the first anniversary of his date of hire and as to the remaining shares underlying the option in equal quarterly installments thereafter, subject to his continued service, and has an exercise price equal to the closing price of a share of our common stock on the NASDAQ Global Market on the date of grant. In establishing this compensation package for Dr. Fattaey, the compensation committee considered the relative compensation of our other executive officers and Towers Watson benchmarking data for his role as our president and chief operating officer.

2010 Employee Stock Purchase Plan

Executive officers are eligible to participate in our 2010 employee stock purchase plan. The plan permits participant employees to purchase company stock through payroll deductions of up to 15% of total cash compensation. The price of the stock is 85% of the lower of the fair market value of the stock at the beginning or the end of the offering period. In 2012, none of our executive officers participated in the 2010 employee stock purchase plan.

Other Compensation – Employee Benefits

Our employees, including our executive officers, are entitled to various employee benefits such as medical and dental expense coverage, flexible spending accounts, various insurance programs, an employee assistance program and paid time off. Executive officers are eligible to participate in our 401(k) retirement plan. Matching contributions to the 401(k) plan are at the discretion of the compensation committee of the board of directors.

Change in Control and Severance Payments

Each of our executive officers is party to an agreement or offer letter that obligates us to make payments to such executive officer in the event we terminate the executive officer’s employment without cause or the executive officer resigns for good reason (as defined in the applicable agreement or offer letter). We believe that our severance program is aligned with other comparable biotechnology companies and provides our executive officers with income protection in the event of an unplanned separation from employment. In addition, we are also obligated to make payments to each of our executive officers if he is terminated under specified circumstances within twelve months after a change in control. This is a so-called “double trigger” change in control arrangement because it provides for severance benefits only in the event of a change in control, the first trigger, followed by an employment termination under specified circumstances, the second trigger. Our 2000 and 2010 stock incentive plans provide that all plan participants, including our executive officers, are entitled to accelerated vesting of stock options and/or restricted stock awards upon certain events. In the event that a change in control occurs, 50% of the then unvested options of each plan participant, including executive officers, would become immediately exercisable and the restrictions underlying 50% of any restricted stock awards would lapse. In the event any executive officer is terminated within one year after a change in control without cause or resigns for good reason (each as defined in the applicable plan), then all remaining unvested stock options and restricted stock awards will become fully vested. Our 2000 and 2010 stock incentive plans generally define a change in control as a merger by us with or into another company or a sale of all or substantially all of our assets. We have determined to provide for these change in control arrangements because we recognize that, as is the case with many publicly-held corporations, the possibility of a change in control of our company exists and such possibility, and the uncertainty and questions which it may raise among our executive officers, could result in the departure or distraction of executive officers to the detriment of our company and our stockholders. As a consequence, our compensation committee determined to provide such change in control related benefits to reinforce and encourage the continued employment and dedication of our executive officers without distraction from the possibility of a change in control and related events and circumstances.

Our change in control and severance arrangements with our executive officers do not obligate us to make any additional payments to “gross-up” any such compensation payable to such executive officers in order to offset income tax liabilities.

For a further description of the foregoing arrangements, see “Summary Compensation Table,” “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations

We account for equity compensation paid to our employees under the rules of FASB Codification Topic 718 (formerly FAS 123(R)), which require us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

The Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than our chief executive officer and our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes that such payments are appropriate and in the best interests of us and our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Summary Compensation Table

The following table sets forth information regarding compensation earned by each of our named executive officers for the fiscal years ending December 31, 2012, 2011, and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
Daniel R. Passeri Chief Executive Officer	2012 2011 2010	450,000 400,000 391,923	151,875 150,000 200,000	— — —	1,194,680 281,440 577,155	10,000 9,800 7,350	(3) (3) (3)	$1,806,555 841,240 1,176,428

Michael P. Gray Chief Financial Officer	2012 2011 2010	350,000 300,000 295,961	91,875 125,000 166,667	— — —	746,675 175,900 353,503	10,000 9,800 7,350	(3) (3) (3)	1,198,550 610,700 823,481

Mark W. Noel Vice President, Technology Management and Intellectual Property	2012 2011 2010	225,000 215,000 212,900	42,188 50,000 66,667	— — —	238,936 84,432 158,708	9,000 8,600 6,387	(3) (3) (3)	515,124 358,032 444,662

Maurizio Voi, M.D. (4) Executive Vice President, Chief Medical Officer and Chief Development Officer	2012 2011	400,000 57,692	105,000 26,000	— —	298,670 869,540	80,661 692	(3)(5) (3)	884,331 953,924

(1)	Consists of bonuses approved by the compensation committee and accrued in our financial statements at December 31, 2012, 2011 and 2010. All of the 2012 bonuses earned were not paid until January 2013. All of the 2011 bonuses earned were not paid until January 2012, and a portion of each officer’s bonus earned in 2010, $158,333 in the aggregate, was not paid until January 2011.
(2)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the respective fiscal year, computed in accordance with FASB Codification Topic 718 and other relevant guidance, for awards pursuant to our 2000 and 2010 stock incentive plans. Assumptions used in the calculation of these amounts are included in footnote 5 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on March 13, 2013. During 2007, our named executive officers were issued certain options, the exercisability of which was tied to a performance condition, the occurrence of which was not probable at the date of grant. The related performance conditions were met in 2010. The following table denotes the maximum value of these 2007 options which are included in the Summary Compensation Table:

Name	Maximum Value of 2007 Performance Condition Options
Daniel R. Passeri	$288,775
Michael P. Gray	173,265
Mark W. Noel	72,194

(3)	Consists of 401(k) contributions made by us.
(4)	Dr. Voi has served as our executive vice president, chief medical and development officer since November 7, 2011, and his 2011 salary reflects the amount earned from this date through December 31, 2011.
(5)	Of this amount, $70,661 represents reimbursed relocation expenses for Dr. Voi in 2012.

Grants of Plan-Based Awards

The following table sets forth information regarding awards under our 2010 stock incentive plan to our named executive officers during the fiscal year ended December 31, 2012.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards (3)
Daniel R. Passeri	01/5/2012	400,000	$4.52	$1,194,680
Michael P. Gray	01/5/2012	250,000	4.52	746,675
Mark W. Noel	01/5/2012	80,000	4.52	238,936
Maurizio Voi, M.D.	01/5/2012	100,000	4.52	298,670

(1)	Such stock options will expire 10 years from date of grant. These stock options vest over a period of four years with 25% of the shares underlying the grant vesting on January 5, 2013 and an additional 6.25% of the shares underlying the grant vesting at the end of each successive three-month period until the option is fully vested on the fourth anniversary of the grant date, subject to the continued employment of the executive officer. In the event of a change in control, 50% of the then unvested options held by each plan participant, including executive officers, would become immediately exercisable. Under the terms of the 2010 stock incentive plan, a change in control generally occurs in the event we merge with or into another company or we sell all or substantially all of our assets. In addition, under the terms of the 2010 stock incentive plan, in the event an executive officer terminates his employment for good reason (as defined in the plan) or we terminate the executive officer without cause (as defined in the plan) within one year after a change in control, then all options held by the executive officer would become fully vested upon such termination.
(2)	The exercise price per share is equal to the closing price per share of our common stock on the date of grant.
(3)	The amounts shown in this column represent the total grant date fair value of each stock and option award as determined in accordance with FASB Codification Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with our named executive officers, as described below under “Employment Agreements” and “Indemnification of Executive Officers.”

Salary and bonus payments accounted for approximately 41.2% of the total compensation of the named executive officers for 2012, 68.1% of the total compensation of the named executive officers for 2011 and 56.7% of the total compensation of the named executive officers for 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Daniel R. Passeri	—	400,000	$4.52	1/05/2022
	87,500	112,500	$2.15	1/07/2021
	137,500	62,500	$2.27	2/02/2020
	281,250	18,750	$1.07	2/05/2019
	202,000	—	$0.79	10/24/2018
	300,000	—	$1.43	1/25/2018
	500,000	—	$1.39	6/06/2017
	390,000	—	$1.57	5/31/2016
	175,000	—	$3.98	6/01/2015
	175,000	—	$4.56	6/25/2014
	450,000	—	$2.43	5/13/2013
Michael P. Gray	—	250,000	$4.52	1/05/2022
	54,687	70,313	$2.15	1/07/2021
	85,935	39,064	$2.27	2/02/2020
	168,750	11,250	$1.07	2/05/2019
	180,000	—	$1.43	1/25/2018
	300,000	—	$1.39	6/06/2017
	200,000	—	$1.57	5/31/2016
	75,000	—	$3.98	6/01/2015
	75,000	—	$4.56	6/25/2014
	160,000	—	$4.95	12/11/2013
	50,000	—	$2.43	5/13/2013
Mark W. Noel	—	80,000	$4.52	1/05/2022
	26,250	33,750	$2.15	1/07/2021
	41,249	18,751	$2.27	2/02/2020
	70,312	4,688	$1.07	2/05/2019
	43,000	—	$0.79	10/24/2018
	75,000	—	$1.43	1/25/2018
	125,000	—	$1.39	6/06/2017
	100,000	—	$1.57	5/31/2016
	50,000	—	$3.98	6/01/2015
	50,000	—	$4.56	6/25/2014
	70,000	—	$2.43	5/13/2013
Maurizio Voi, M.D.	—	100,000	$4.52	1/05/2022
	87,500	262,500	$3.76	11/08/2021

(1)

Such stock options will expire 10 years from date of grant. These stock options vest over a period of four years with 25% of the shares underlying the grant vesting on the first anniversary of the grant date and an additional 6.25% of the shares underlying the grant vesting at the end of each successive three-month period until the option is fully vested on the fourth anniversary of the grant date, subject to the continued

employment of the executive officer. In the event of a change in control, 50% of the then unvested options held by each plan participant, including executive officers, would become immediately exercisable. Under the terms of the 2000 and 2010 stock incentive plans, a change in control generally occurs in the event we merge with or into another company or we sell all or substantially all of our assets. In addition, under the terms of the 2000 and 2010 stock incentive plans, in the event an executive officer terminates his employment for good reason (as defined in the plan) or we terminate the executive officer without cause (as defined in the plan) within one year after a change in control, then all options held by the executive officer would become fully vested upon such termination.

Option Exercises

The following table summarizes, for each of our named executive officers, each exercise of stock options during 2012.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Daniel R. Passeri	77,563	248,600
Michael P. Gray	67,425	225,843
Mark W. Noel	122,100	399,276
Maurizio Voi, M.D.	—	—

Employment Agreements

We are party to the following employment arrangements with our executive officers.

Daniel R. Passeri.    On September 18, 2007, we entered into an employment agreement with Mr. Passeri. The agreement, as amended on October 27, 2008, December 10, 2010 and January 18, 2013, is intended to comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the final Treasury regulations and guidance issued thereunder. The agreement provided that Mr. Passeri would serve as our president and chief executive officer for the period that commenced on September 18, 2007 and ends on December 31, 2013. On February 18, 2013, Ali Fattaey, Ph.D. assumed the role of president and chief operating officer and Mr. Passeri remains as our chief executive officer. Mr. Passeri’s current base salary, which is subject to annual review by the board, is $465,000. Mr. Passeri’s agreement also provides for the payment of Mr. Passeri’s fees for preparation of his tax return by a tax professional. Mr. Passeri is entitled to participate in our medical and other benefit programs and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board. Mr. Passeri is also entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason (as defined in the agreement) and he is also entitled to receive certain payments if he is terminated within one year after a change in control. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change In Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Michael P. Gray.    On December 15, 2003, we entered into an employment agreement with Mr. Gray. The agreement, as amended on October 31, 2006, October 27, 2008 and December 10, 2010, is intended to comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the final Treasury regulations and guidance issued thereunder. Mr. Gray’s current base salary, which is subject to review as part of our performance review program is $360,000. Mr. Gray is entitled to participate in our medical and other benefit programs and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board. Mr. Gray is also entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason (as defined in the agreement) and he is also entitled to receive certain payments if he is terminated within one year after a change in control. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change In Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Mark W. Noel.    On January 11, 2001, we entered into an employment agreement with Mr. Noel. The agreement, as amended on October 31, 2006, October 27, 2008 and December 10, 2010, is intended to comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the final Treasury regulations and guidance issued thereunder. Mr. Noel’s current base salary, which is subject to review as part of our performance review program, is $230,000. Mr. Noel is entitled to participate in our medical and other benefit programs and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board. Mr. Noel is also entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason (as defined in the agreement) and he is also entitled to receive certain payments if he is terminated within one year after a change in control. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change In Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Maurizio Voi, M.D.    On November 7, 2011, we entered into an employment agreement with Dr. Voi. The agreement is intended to comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the final Treasury regulations and guidance issued thereunder. Under the agreement, Dr. Voi will serve as our executive vice president, chief medical officer and chief development officer for the period that commenced on November 7, 2011 and ends on November 7, 2015. Dr. Voi’s current base salary, which is subject to review as part of our performance review program, is $410,000. Dr. Voi is entitled to participate in our medical and other benefit programs, received reimbursement in the amount of $70,661 related to his relocation and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board. Dr. Voi is also entitled to receive severance benefits under the agreement in the event of his termination without cause or for good reason (as defined in the agreement) and he is also entitled to receive certain payments if he is terminated within one year after a change in control. For a description and quantification of such severance and change in control benefits, see “Potential Payments Upon Termination or Change In Control.” In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”

Indemnification of Executive Officers

Our certificate of incorporation provides indemnification of our executive officers for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by or in the right of the company) by reason of the fact that such person serves as an executive officer, to the maximum extent permitted by the General Corporation Law of Delaware. The certificate of incorporation further provides that executive officers may be entitled to additional indemnification, under any agreement or vote of the directors.

Each of our executive officer employment agreements also provides that we will indemnify each such executive officer for claims arising in his capacity as our executive officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the executive officer must have no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the executive officer if the executive officer is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case the executive officer is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the executive officer, we are required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions.

In connection with our indemnification obligations we have and intend to maintain director and officer liability insurance, if available.

Potential Payments Upon Termination or Change in Control

Each of the above-described employment agreements with our executive officers provides that in the event we terminate the executive officer’s employment without cause or if the executive officer resigns for good reason (each as defined in the agreements) including a termination within twelve months after a change in control of the company, the executive officer will receive: (1) his base salary (as defined in the agreement) accrued through the last day of employment; (2) continuation of his then base salary or a portion thereof for the periods and amounts described in the table below, and (3) payment of a portion of the executive officer’s COBRA premiums, which is calculated as the difference between the COBRA premium and the amount paid by the employee for medical/dental insurance, for the periods and amounts described in the table below. In order for our executive officers to receive these severance payments, the executive officer must execute a general release of all claims against the company, its employees, officers, directors and agents in a form acceptable to us.

If either of Messrs. Gray or Noel is considered a “specified employee” on the date of his termination within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code and the regulations thereunder, and any payments to be paid or provided to such executive officer constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, then the severance and benefit payments per the table below will be delayed by a period of six months and will be paid in a lump sum in the seventh month following the date of termination. If either Mr. Passeri or Dr. Voi is considered a “specified employee” on the date of his termination, then his severance and benefit payments will be paid within the short-term deferral period, which means the period ending on the later of the 15th day of the third month following the end of the employee’s tax year in which such employee’s separation from service occurs and the 15th day of the third month following the end of our tax year in which such employee’s separation from service occurs, and shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A of the Code. If Mr. Passeri’s or Dr. Voi’s severance and benefit payments are not paid within the short-term deferral period then such payments will be delayed by a period of six months and will be paid in a lump sum in the seventh month following the date of termination.

Pursuant to the terms of our 2000 and 2010 stock incentive plans, at the time of a change in control, 50% of the then-unvested options to purchase our common stock held by each plan participant, including executive officers, would become immediately exercisable and the forfeiture restriction on all outstanding restricted stock awards would lapse with respect to 50% of the number of shares that otherwise would have first become free from such forfeiture restrictions after the date of the change in control. In addition, in the event an executive officer terminates his employment for good reason (as defined in the applicable plan) or we terminate the executive officer without cause (as defined in the applicable plan) within one year after such change in control, then all remaining unvested options and restricted stock held by the executive officer would become fully vested and/or free of all forfeiture restrictions, as applicable.

The table below sets forth the estimated benefits provided to each of our named executive officers upon a termination event described above, assuming such termination event occurred on December 31, 2012, the last day of our most recently completed fiscal year.

Name	Severance Term in Months	Severance Upon Termination ($)	Value of Equity Acceleration (1)	Benefits Upon Termination ($)	Total Benefits
Daniel R. Passeri Chief Executive Officer	Twelve	$450,000	$130,375	$13,350	$593,725

Michael P. Gray Chief Financial Officer	Six	$175,000	$80,932	$6,675	$262,607

Mark W. Noel Vice President Technology Management and Intellectual Property	Six	$112,500	$38,007	$6,675	$157,182

Maurizio Voi, M.D. Executive Vice President, Chief Medical and Development Officer	Six	$200,000	$—	$6,737	$206,737

(1)	Represents the value of that portion of each named executive officer’s in-the-money stock options that would accelerate upon a change in control, assuming such change in control occurred on December 31, 2012, after deducting the exercise price and based upon the $3.43 closing price of our common stock on the Nasdaq Global Market on December 31, 2012. As noted above, pursuant to the terms of our stock incentive plans, at the time of a change in control, 50% of the then-unvested options become immediately exercisable. In addition, in the event an executive officer terminates his employment for good reason (as defined in the applicable plan) or we terminate the executive officer without cause (as defined in the applicable plan) within one year after such change in control, then all remaining unvested options held by the executive officer would become fully vested and/or free of all forfeiture restrictions, as applicable. Assuming that such termination was to occur within one year after a change of control, the total value of accelerated in-the-money stock options would be as follows: Mr. Passeri, $260,750; Mr. Gray, $161,865; Mr. Noel, $76,015; and Dr. Voi, $0.

Director Compensation Table

The following table sets forth a summary of the compensation earned by or paid to our non-employee directors in 2012:

Name	Fees Earned or Paid In Cash($)		Option Awards ($) (1) (2)	All Other Compensation ($)		Total ($)
Susan B. Bayh	$29,250		$149,330	$—		$178,580
Martyn D. Greenacre	40,750		149,330	—		190,080
Kenneth I. Kaitin, Ph.D.	31,250		149,330	—		180,580
Robert E. Martell, M.D., Ph.D.	26,250		149,330	—		175,580
James R. McNab, Jr.	135,750	(3)	507,722	24,241	(4)	677,713
Marc Rubin, M.D.	27,000		149,330	—		176,330
James R. Tobin	31,250		149,330	—		180,580

(1)	The amounts in this column reflect the grant date fair value of awards made to such individual in accordance with FASB Codification Topic 718 and other relevant guidance, excluding forfeitures, for awards in 2012 pursuant to our 2010 stock incentive plan. Assumptions used in the calculation of these amounts are included in footnote 5 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on March 13, 2013.
(2)	At December 31, 2012, each of our current non-employee directors held options to purchase shares of our common stock as follows:

Director	Aggregate Number of Stock Options
Susan B. Bayh	309,045
Martyn D. Greenacre	320,000
Kenneth I. Kaitin, Ph.D.	215,000
Robert E. Martell, M.D., Ph.D.	75,000
James R. McNab, Jr.	210,000
Marc Rubin, M.D.	100,000
James R. Tobin	197,500

(3)	On June 1, 2005, we entered into an agreement with Mr. McNab relating to his service as chairman of the board of directors. As chairman of the board of directors, Mr. McNab receives a cash payment of $10,000 per month plus board attendance fees.
(4)	Consists of payments made by us to reimburse the cost of Mr. McNab’s annual health insurance expense.

Non-employee directors receive an initial stock option grant upon election to the board and annual stock option grants upon reelection to the board. In addition, non-employee directors, other than Mr. McNab, receive an annual cash retainer of $15,000. Mr. McNab receives an annual cash retainer of $120,000. Non-employee directors who serve as committee chairpersons of the nominating and corporate governance committee or of the compensation committee receive an additional $5,000 payment for such committee chairperson services. Non-employee directors who serve as the committee chairperson of the audit committee receive an additional payment of $10,000 for such committee chairperson services. Directors are paid additional cash compensation in the amount of $1,500 for each board or committee meeting attended in person and $750 for telephonic meetings. In addition, directors are reimbursed for reasonable out-of-pocket expenses that are incurred due to attendance at board or committee meetings. Directors who are our employees are not compensated for their attendance at board or committee meetings.

On March 7, 2013, our board of directors elected Kenneth J. Pienta, M.D., to serve as a class I director. Dr. Pienta will receive compensation for his board service as a non-employee director commensurate with our director compensation program, including a one-time nonqualified stock option under the 2010 stock incentive plan to purchase 25,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the grant date. Dr. Pienta receives compensation in the amount of $50,000 per year for his services as a member and chairman of our scientific advisory board. In addition, Dr. Pienta served as a consultant to the company under which we agreed to pay Dr. Pienta $10,000 per month. We and Dr. Pienta terminated the consulting agreement in connection with his election as a member of the board of directors. Since January 1, 2012, Dr. Pienta has received aggregate payments from the company of $142,258 related to these two relationships.

Indemnification of Directors

Our certificate of incorporation provides indemnification of our directors for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by or in the right of the company) by reason of the fact of that such person serves as a director, to the maximum extent permitted by the General Corporation Law of Delaware. The certificate of incorporation further provides that directors may be entitled to additional indemnification, under any agreement or vote of the directors.

We have entered into indemnification agreements with each of our non-employee directors. The indemnification provisions apply to each such director and state that we will indemnify him or her for claims arising in his or her capacity as our director, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the director must have no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the director if the director is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case, the director is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the director, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions.

In connection with our indemnification obligations we have and intend to maintain director and officer liability insurance, if available on reasonable terms. See “Indemnification of Executive Officers” for a discussion of our indemnification arrangements with Mr. Passeri.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2012 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	10,437,761	$2.59	3,044,634
Equity compensation plans not approved by security holders	—	—	—

Total	10,437,761	$2.59	3,044,634

(1)	Comprised of 2,765,750 shares available for grant under the 2010 Stock Incentive Plan and 278,884 shares available for sale under the 2010 Employee Stock Purchase Plan. Both plans were approved by our stockholders in June 2010.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2012, the members of our compensation committee were Ms. Bayh, Mr. Tobin and Dr. Kaitin, none of whom was a current or former officer or employee and none of whom had any related person transaction involving the company.

During the fiscal year ended December 31, 2012, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that had one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K with Curis’ management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the compensation committee of our board of directors.

James R. Tobin (Chair)

Kenneth I. Kaitin

Robert E. Martell

PROPOSAL 2—APPROVAL OF AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

On April 6, 2010, our board of directors adopted, the 2010 stock incentive plan, or the 2010 Plan, which was approved by our stockholders at the June 3, 2010 annual meeting of stockholders. Up to 6,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) were reserved for issuance pursuant to awards granted under the 2010 Plan. On March 28, 2013, our board of directors adopted, subject to stockholder approval, the Amended and Restated 2010 Plan, whereby an additional 3,000,000 shares of our common stock were authorized to be issued under the 2010 Plan. As a result, if approved by stockholders, up to 9,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) will be available for issuance pursuant to awards granted under the Amended and Restated 2010 Plan.

Our board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the addition of 3,000,000 shares of our common stock under the Amended and Restated 2010 Plan will allow us to continue to recruit leading professionals at key positions within our company as well as to retain and incentivize our current employees. We believe that these additional shares, when combined with the remaining shares available for grant under the 2010 Plan, should provide us with adequate shares at least through 2015, if not longer.

In addition to increasing the number of shares of common stock available for issuance under the 2010 Plan, the Amended and Restated 2010 Plan:

•	clarifies the share counting rules for purposes of the Section 162(m) per-participant limit;

•

requires the accrual of dividend equivalents (as described in the Amended and Restated 2010 Plan) granted with respect to restricted stock units, other stock-based or cash-based awards, and performance awards until the applicable award is no longer subject to any restrictions on transferability or forfeitability; and

•	clarifies that the board may not amend or modify ay outstanding award to avoid the prohibition on repricing or change any minimum vesting provisions indicated in the 2010 Plan.

Description of the Amended and Restated 2010 Plan

The following is a summary of the Amended and Restated 2010 Plan, a copy of which is attached as Exhibit A to this proxy statement.

Number of Shares Available for Award

Up to 9,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Amended and Restated 2010 Plan.

The Amended and Restated 2010 Plan uses a “fungible share” concept under which each share of stock subject to awards granted as options and stock appreciation rights, or SARs, cause one share per share under the award to be removed from the available share pool, while each share of stock subject to awards granted as restricted stock, restricted stock units, other stock-based awards or performance awards where the price charged for the award is less than 100% of the fair market value of our common stock will cause 1.3 shares per share under the award to be removed from the available share pool. Shares covered by awards under the Amended and

Restated 2010 Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool at the same rates described above. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued. Shares repurchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

Types of Awards

The Amended and Restated 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and cash-based awards as described below.

Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only with an exercise price that is equal to or greater than the fair market value of the common stock on the date of grant provided that if our board approves the grant of an option effective as of a future date, the exercise price may be not less than 100% of the fair market value on such future date. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of Curis may not have an exercise price that is less than 110% of the fair market on the date of grant. Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of Curis). The Amended and Restated 2010 Plan permits the following forms of payment of the exercise price of options:

•	cash or check;

•

subject to certain conditions, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding or delivery by the participant to us of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding;

•	subject to certain conditions, delivery of shares of common stock owned by the participant valued at their fair market value;

•	to the extent provided for in the applicable nonstatutory stock option agreement or approved by the board in its sole discretion, by delivery of a notice of “net exercise” to us;

•	any other lawful means; or

•	any combination of these forms of payment.

An option that vests solely based on the passage of time will not vest earlier than the first anniversary of its date of grant, unless the option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant. Notwithstanding the foregoing, the board, either at the time the option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, if the participant dies or becomes disabled, the participant’s employment by or service to us is terminated under specified circumstances, or in the event of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock over the measurement price specified in the applicable SAR agreement. The measurement price may not be less than 100% of the fair market value on the date the SAR is granted; provided that if our board approves the grant of an SAR effective as of a future date, the measurement price may be not less than 100% of the fair market value on such future date. SARs may not be granted for a term in-excess of 10 years. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards.    Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards.    Restricted stock units awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest (or on a deferred basis) pursuant to the terms and conditions established by our board. To the extent a restricted stock unit award provides the recipient with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of common stock (referred to as “dividend equivalents”), the Amended and Restated 2010 Plan provides that such dividend equivalents must be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards.    Under the Amended and Restated 2010 Plan, our board has the right to grant other awards based upon the common stock having such terms and conditions as our board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future. Our board may also grant performance awards or cash-based awards. Any dividends or dividend equivalents with respect to other stock-based awards, cash-based awards, or performance awards must be such to the same restrictions on transfer and forfeitability as the award with respect to which such dividend equivalents are awarded.

Performance Conditions.    The compensation committee may determine, at the time of grant, that an award of restricted stock, a restricted stock unit award, or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Performance awards can also provide for cash payments of up to $1,000,000 per calendar year per individual. The performance criteria for each such award will be based on one or more of the following measures:

•

the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•

the achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board from time to time;

•

specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, and

•	achievement of balance sheet or income statement objectives or total stockholder return.

Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance peer group of entities or other external measures of the selected performance criteria and may be absolute in their terms or measured against, or in relationship to, other companies comparably, similarly or alternative situated. Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items;

•	gains or losses on the dispositions of discontinued operations;

•	the cumulative effects of changes in accounting principles;

•	the writedown of any asset; and

•	charges for restructuring and rationalization programs.

Such performance goals may vary by participant and may be different for different awards; may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee; and will be set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such award, and may not waive the achievement of the applicable performance measures except in the case of the participant’s death or disability or a change in control.

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Transferability of Awards

Except as our board may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Our employees, officers and directors, as well as consultants and advisors to us are eligible to be granted awards under the Amended and Restated 2010 Plan. Under present law, however, incentive stock options may only be granted to our employees or those of our present or future parent or subsidiary corporations.

The maximum number of shares with respect to which awards may be granted to any participant under the Amended and Restated 2010 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award and each share of common stock subject to an award (including each share of common stock subject to an award of restricted stock, a restricted stock unit award, other stock-based award or performance award) shall be treated as one share.

Plan Benefits

We cannot currently determine the benefits or number of shares subject to stock awards that may be granted in the future to executive officers, directors and employees under the Amended and Restated 2010 Plan because awards under the Amended and Restated 2010 Plan are determined by our board of directors in its discretion.

The following table sets forth information about equity-based awards granted under the 2010 stock incentive plan as of April 1, 2013, the record date for our 2013 annual meeting of stockholders, to (i) each of our current named executive officers, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group, (iv) all current non-executive officers and employees as a group, (v) each nominee for director, (vi) each associate of any director, executive officer or nominee for director, and (vii) each other current 5% holder or future 5% recipient. As of April 1, 2013, the record date for our 2013 annual meeting of stockholders, there were 1,153,778 shares of our common stock outstanding and subject to equity-based awards under the 2010 stock incentive plan and 1,317,251 shares reserved for future issuance. As noted above, we are asking our shareholders to approve the Amended and Restated 2010 Plan, whereby an additional 3,000,000 shares of our common stock will be authorized for issuance. As of the record date, the closing price of our common stock as reported on the NASDAQ Global Market was $3.12 per share.

PLAN BENEFITS

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Name and Position	Number of Shares Subject to Awards (#)
Daniel R. Passeri Chief Executive Officer	800,000
Michael P. Gray Chief Financial Officer	500,000
Mark W. Noel Vice President, Technology Management and Intellectual Property	200,000
Maurizio Voi, M.D. Executive Vice President, Chief Medical Officer and Chief Development Officer	575,000
Ali Fattaey, Ph.D. President and Chief Operating Officer	400,000
All Current Executive Officers as a Group (5 persons)	2,475,000
All Current Non-Employee Directors as a Group (8 persons)	1,022,188
All Current Non-Executive Officers and Employees as a Group (30 persons)	842,313
Robert E. Martell, M.D., Ph.D. Nominee for Director	100,000
Daniel R. Passeri Nominee for Director	800,000
Marc Rubin, M.D. Nominee for Director	125,000
Each associate of any Director, Executive Officer, or Nominee for Director	—
Each Other Current 5% Holder a Future 5% Recipient	—

Administration

The Amended and Restated 2010 Plan is administered by our board. Our board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended and Restated 2010 Plan and to interpret the provisions of the Amended and Restated 2010 Plan. Our board may construe and interpret the terms of the Amended and Restated 2010 Plan and any award agreements entered into under the Amended and Restated 2010 Plan. Pursuant to the terms of the Amended and Restated 2010 Plan, our board may, subject to certain limitations, delegate authority under the Amended and Restated 2010 Plan to one or more committees or subcommittees of our board. Discretionary awards to non-employee directors may be granted and administered only by our board or a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules. Subject to certain limitations, the board may delegate to one or more officers the power to grant options and other awards that are treated as rights under Delaware law and to exercise such other powers under the Amended and Restated 2010 Plan as the board may determine.

Subject to any applicable limitations contained in the Amended and Restated 2010 Plan, our board or any committee to whom our board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, awards of restricted stock , restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

Our board is required to make appropriate adjustments in connection with the Amended and Restated 2010 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Amended and Restated 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•

any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	our liquidation or dissolution.

In connection with a Reorganization Event, our board of directors or the compensation committee may take any one or more of the following actions as to all or any outstanding awards (other than restricted stock) on such terms as the board or compensation committee determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice, provide that all unexercised stock options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

•

in the event of a Reorganization Event under the terms of which holders of our common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, or “Acquisition Price”, make or provide for a cash payment to an award holder equal to (i) the Acquisition Price times the number of shares of our common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (ii) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock shall inure to the benefit of our successor and shall, unless our board of directors determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that our board of directors may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between us and an Amended and Restated 2010 Plan participant, either initially or by amendment. Upon the occurrence of a Reorganization Event involving a liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Unless otherwise provided for in the instrument evidencing any stock option or any other agreement between us and an Amended and Restated 2010 Plan participant, effective immediately prior to a “Change in Control Event” (as this term is defined in the Amended and Restated 2010 Plan), the vesting schedule of all options and awards of restricted stock then outstanding shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested and/or free from restrictions and conditions on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option or award of restricted stock, with one-half of the number of shares that would otherwise have become vested and/or free from restrictions and conditions on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such option and award of restricted stock shall be immediately exercisable in full and/or free from restrictions and conditions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation (as this term is defined in the Amended and Restated 2010 Plan) is terminated for Good Reason (as this term is defined in the Amended and Restated 2010 Plan) by the participant or is terminated without Cause (as this term is defined in the Amended and Restated 2010 Plan) by the Company or the Acquiring Corporation.

Our board of directors may specify in an award at the time of grant the effect of a Change in Control Event on an SAR or other stock-based award.

Except as described above, our board of directors or the compensation committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the Amended and Restated 2010 Plan, subject, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Amended and Restated 2010 Plan. Substitute awards will not count against the overall share limit or any sublimits under the Amended and Restated 2010 Plan, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization, a reorganization event, or a Change in Control Event), the Amended and Restated 2010 Plan provides that we may not:

•

amend any outstanding stock option or SAR granted under the Amended and Restated 2010 Plan to provide an exercise price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the Amended and Restated 2010 Plan) and grant in substitution therefor new awards under the Amended and Restated 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel for cash any options or SARs that then have exercise or measurement prices per share below the fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

Our board of directors or the compensation committee may modify awards granted to participants who are foreign nationals or employed outside the United States, or establish subplans or procedures under the Amended and Restated 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the Amended and Restated 2010 Plan after June 3, 2020 but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the Amended and Restated 2010 Plan; provided that, to the extent determined by the board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement, including amendments with regard to the prohibition on repricing or the minimum vesting provisions, will become effective until such stockholder approval is obtained.

Subject to certain limitations, the board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option.

If the stockholders do not approve the adoption of the Amended and Restated 2010 Plan, the Amended and Restated 2010 Plan will not go into effect, and we will not grant any awards under the Amended and Restated 2010 Plan. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended and Restated 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Amended and Restated 2010 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3—APPROVAL OF AMENDMENT TO RESTATED

CERTIFICATE OF INCORPORATION

On March 7, 2013, our board of directors approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to, among other things, (i) increase the number of authorized shares of capital stock from 130,000,000 shares to 230,000,000 shares and (ii) increase the number of authorized shares of our common stock from 125,000,000 shares to 225,000,000 shares. Our Restated Certificate of Incorporation currently authorizes 125,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 80,154,098 shares of common stock and zero shares of preferred stock were outstanding as of April 1, 2013. The proposed Certificate of Amendment would not increase or otherwise affect our authorized preferred stock. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock.

A copy of the amendment to our Restated Certificate of Incorporation is attached as Exhibit B to this proxy statement. If our stockholders approve the proposal, subject to the discretion of the board, we will file the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.

Purpose

Our board of directors believes that it is in the best interests of Curis to increase the number of authorized shares of common stock in order to give us greater flexibility in considering and planning for potential business needs. The increase in the number of authorized but unissued shares of common stock would enable the company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	financing transactions, such as public or private offerings of common stock or convertible securities;

•	partnerships, collaborations and other similar transactions;

•	our equity incentive plans;

•	strategic investments; and

•	other corporate purposes that have not yet been identified.

At this time, we do not have any plans, commitments, arrangements, understandings or agreements regarding the issuance of common stock following the increase of our authorized shares. However, the availability of additional shares of common stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise.

As of April 1, 2013, a total of 80,154,098 shares of common stock were issued and outstanding, 1,047,707 were held in treasury, and there were no shares of preferred stock issued or outstanding. As of April 1, 2013, there were an aggregate of 11,749,943 options outstanding to purchase common stock under our equity incentive plans, and warrants to purchase 1,373,517 shares of our common stock were outstanding. Additionally, an aggregate of 1,317,251 shares of common stock are reserved for future issuance under our 2010 Stock Incentive Plan and 278,884 shares of common stock are reserved for issuance under our 2010 Employee Stock Purchase Plan. Accordingly, out of the 125,000,000 shares of common stock authorized, 95,921,400 shares are issued or reserved for issuance and 29,078,600 authorized shares of common stock remain for future issuance.

Possible Effects of the Amendment

If the Certificate of Amendment of the Restated Certificate of Incorporation is approved, the additional authorized shares would be available for issuance at the discretion of our board of directors and without further stockholder approval, except as may be required by law or the rules of the Nasdaq Global Market on which our common stock is listed. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since April 26, 2002. Although stockholder approval of the audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, the board and the audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the audit committee will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she so desires.

Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSE COOPERS LLP AS CURIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013 IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

The board knows of no other business that will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

Stockholder Proposals for 2014 Annual Meeting

Any proposal that a stockholder of Curis wishes to be considered for inclusion in our proxy statement and proxy for the 2014 annual meeting of stockholders must be submitted to our secretary at our offices, 4 Maguire Road, Lexington, MA 02421, no later than December 18, 2013.

If a stockholder of Curis wishes to present a proposal at the 2014 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy, such stockholder must also give written notice to our secretary at the address noted above. The secretary must receive such notice not less than 60 days nor more than 90 days’ prior to the 2014 annual meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2014 annual meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The date of our 2013 annual meeting has not yet been established, but assuming it is held on May 30, 2014, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2014 annual meeting would need to be provided to our secretary no earlier than March 1, 2014, and no later than March 31, 2014. If a stockholder fails to provide timely notice of a proposal to be presented at the 2014 annual meeting, the proxies designated by the board will have discretionary authority to vote on any such proposal.

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, we believe that during the fiscal year ended December 31, 2012, the reporting persons complied with all Section 16(a) filing requirements.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2012 annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document if you write or call us at the following address or telephone number: 4 Maguire Road, Lexington, MA 02421, Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement and 2012 annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE VOTED OVER THE INTERNET, BY TELEPHONE OR SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,

/s/ Michael P. Gray

Michael P. Gray

Chief Financial Officer, Secretary

Lexington, Massachusetts

April 17, 2013

Exhibit A

CURIS, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2010 Stock Incentive Plan (the “Plan”) of Curis, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7), Other Stock-Based Awards and Cash-Based Awards (each as defined in Section 8).

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by the Board or a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules (the “Independent Committee”).

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to [9,000,000] shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as [1.3] shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Award of Restricted Stock, Restricted Stock Unit Award, Other Stock-Based Award or Performance Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as [1.3] shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with [1.3] shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Section 162(m) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, (i) the combination of an Option in tandem with an SAR shall be treated as a single Award and (ii) each share of Common Stock subject to an Award (including each share of Common Stock subject to a Full-Value Award) shall be treated as one share. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Curis, Inc., any of Curis, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.”

The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) per share of Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. “Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share below the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h) Minimum Vesting. Other than with respect to Options granted to non-employee directors, no Option that vests solely based on the passage of time shall vest earlier than the first anniversary of its date of grant, unless the Option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. Notwithstanding the foregoing, the Board, either at the time the Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share below the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock. Any Dividend Equivalents must be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which such Dividend Equivalents are awarded.

8.	Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto. Any Dividend Equivalents with respect to Other Stock-Based Awards or Cash-Based Awards must be subject to the same restrictions on transfer and forfeitability as the Awards with respect to which such Dividend Equivalents are awarded.

9.	Performance Awards.

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9(a) (“Performance Awards”). Subject to Section 9(d), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1.0 million per calendar year per individual.

(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of any combination of the following: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; and/or (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings and (ix) achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Any Dividends and/ or Dividend Equivalents with respect to Performance Awards must be subject to the same restrictions on transfer and forfeitability as the Awards with respect to which such Dividends and/or Dividend Equivalents are awarded.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definitions.

(A) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company)], (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(B) “Good Reason” shall mean any significant diminution in the Participant’s duties, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any material reduction in the base compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company the notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of such notice and (z) the Participant’s termination of employment occurs within six months following the Company’s receipt of such notice.

(C) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company.

(2) Effect on Options. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(3) Effect on Restricted Stock Awards. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(4) Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

(5) Section 409A. The definition of Change in Control Event for purposes of the Plan is intended to conform to the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when the Award is subject to Section 409A. Accordingly, no Change in Control Event will be deemed to provide for acceleration of payment with respect to a transaction or event described in this Section 10(c) unless the transaction or event would constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code. If the transaction or event described in this Section 10(c) would not constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code, then, in connection with such transaction or event, Awards that are subject to Section 409A will be treated as provided under Section 10(b).

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous (i.e., not for value) transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings or Sections 5(h) and 9(a) with respect to the vesting of Awards, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Sections 5(h) or 9(a), the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Exhibit B

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CURIS, INC.

Curis, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions authorizing and approving an amendment to the Restated Certificate of Incorporation of the Corporation to (i) increase the number of authorized shares of capital stock of the Corporation and (ii) increase the number of authorized shares of Common Stock of the Corporation.

SECOND: That the amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware by the Board of Directors and holders of a majority of the outstanding stock of the Corporation entitled to vote thereon.

THIRD: That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended and restated as follows:

“FOURTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $.01 par value per share (“Common Stock”), and the other of which is designated as preferred stock, $.01 par value per share (“Preferred Stock”). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is [            ] shares, consisting of [            ] shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.”

*     *     *

B-1

IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this [            ] day of [            ], 2013.

By:	Dan Passeri
Title:	Chief Executive Officer

B-2

CURIS, INC. 4 MAGUIRE ROAD LEXINGTON, MA 02421

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 29, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 29, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:			All	All	Except

			☐	☐	☐
1.	Election of Directors
Nominees
	01	Robert E. Martell
	02	Daniel R. Passeri
	03	Marc Rubin
The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2	To approve the Amended and Restated 2010 Stock Incentive Plan							☐	☐	☐
3	To approve an Amendment to our Restated Certificate of Incorporation							☐	☐	☐
4	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer and giving full title.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

CURIS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held May 30, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS

SOON AS POSSIBLE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, Form 10-K and Annual Report is/are available at www.proxyvote.com.

CURIS, INC.
Annual Meeting of Stockholders May 30, 2013 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Daniel R. Passeri and Michael P. Gray, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Curis, Inc. (the “Company”) to be held on Thursday, May 30, 2013, at 10:00 a.m. local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 2, 3 AND 4 ARE RECOMMENDED BY THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side